UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Exchange Act of 1934 (Amendment No.     )
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
ZIX CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
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ZIX CORPORATION
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, June 7, 2007
          We will hold this year’s annual shareholders’ meeting on Thursday, June 7, 2007, at 10:00 a.m. (registration to begin at 9:30 a.m.), Central Time. We will hold the meeting at Cityplace Conference Center, Turtle Creek III Room, 2711 North Haskell Avenue, Dallas, Texas 75204. At the meeting we will ask you to consider and vote on the following proposals:
•	Proposal One, a proposal to elect Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, Paul E. Schlosberg, and Richard D. Spurr as members of our Board of Directors;

•	Proposal Two, a proposal to amend the Company’s 2006 Director’s Stock Option Plan to increase the number of shares of our common stock available for grant under the plan from 750,000 to 1.1 million and to provide for the automatic grant of options for service by our non-employee directors on committees of the Company’s Board of Directors in lieu of cash compensation;

•	Proposal Three, a proposal to amend the Company’s 2004 Stock Option Plan to increase the number of shares of our common stock available for grant under the Plan from 3.2 million to 5.0 million, to state a limit for the grant of incentive stock options and to increase the per person limit under the plan;

•	Proposal Four, a proposal to adopt an amendment to the Company’s non-director stock option plans to grant the Board of Directors (or a committee thereof) the authority to amend outstanding Company stock option agreements, solely as described herein;

•	Proposal Five, a proposal to ratify the selection of Whitley Penn LLP as our independent registered public accounting firm; and

•	Such other matters as may be properly brought before the meeting or any adjournment thereof.
          If you held shares of our common stock at the close of business on April 12, 2007, the record date for the meeting, you are entitled to notice of the meeting or any adjournment thereof. All holders of our common stock as of the record date are entitled to vote on the proposals relating to the election of members of our Board of Directors as well as any other matters that are properly brought before the meeting. The stock transfer books will not be closed.

          We would like you to attend the meeting in person but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible in the enclosed postage-paid envelope. If you attend the meeting in person, you may revoke your proxy and vote in person. We look forward to hearing from you.

By Order of the Board of Directors,

RONALD A. WOESSNER Senior Vice President, General Counsel & Secretary
Dallas, Texas
April 20, 2007
YOUR VOTE IS IMPORTANT.
PLEASE VOTE EARLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Questions and Answers
          Although we encourage you to read this Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to Zix Corporation as the “Company,” “Zix,” “ZixCorp,” “we,” “our,” and “us.”
Q. Why did I receive this Proxy Statement?
A. On or about April 20, 2007, we began mailing this Proxy Statement and accompanying proxy card to everyone who was a holder of our shares of common stock on the record date for our annual shareholders’ meeting (the “Annual Meeting”), which is April 12, 2007. We prepared this Proxy Statement to let our shareholders know when and where we will hold our Annual Meeting. This Proxy Statement:
•	provides you with information about the proposals that will be discussed and voted on at the Annual Meeting; and

•	provides you with updated information about our company.
Q. What will occur at the Annual Meeting?
A. First, we will determine whether enough shareholders are present at the Annual Meeting to conduct business. A shareholder will be deemed “present” at the Annual Meeting if the shareholder:
•	is present in person; or

•	is not present in person but has voted by proxy card prior to the Annual Meeting.
          Except as otherwise described in this Proxy Statement, all holders of our common stock of record at the close of business on April 12, 2007, the record date, will be entitled to vote on matters presented at the Annual Meeting or any adjournment thereof. As of the record date, there were 60,338,839 shares of our common stock outstanding. Each share of our common stock is entitled to one vote. Our shareholders are entitled to cast an aggregate of 60,338,839 votes at the Annual Meeting. The holders of a majority, or 30,169,420, of the shares who are entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 30,169,420 shares are present at the Annual Meeting, we will adjourn or reschedule the meeting.
          After each proposal has been voted on at the Annual Meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Computershare Investor Services, LLC, will count the votes and act as inspector of election.
          A representative of Whitley Penn LLP, our independent registered public accounting firm, is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

          If enough shareholders are present at the Annual Meeting to conduct business, then we will vote on the proposals outlined in this Proxy Statement and any other business that is properly brought before the meeting and any adjournments thereof.
          We know of no other matters that will be presented for consideration at the Annual Meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our shareholders.
Q. What proposals are shareholders being asked to consider at the upcoming Annual Meeting?
A. Shareholders are being asked to consider five proposals at the Annual Meeting. The first proposal, which we refer to as Proposal One throughout this Proxy Statement, relates to the election of members of our Board of Directors (the “Board of Directors” or the “Board”). The directors to be elected at the Annual Meeting will serve until our next annual meeting of shareholders. The second proposal, which we refer to as Proposal Two throughout this Proxy Statement, relates to amendments to our 2006 Directors’ Stock Option Plan to increase the number of shares of our common stock available for grant under such plan and to provide for the automatic grant of options to acquire shares of our common stock to our directors for service on various committees of the Company’s Board of Directors. The third proposal, which we refer to as Proposal Three throughout this Proxy Statement, relates to the amendment of our 2004 Stock Option Plan to increase the number of shares of our common stock available for grant under such plan. The fourth proposal, which we refer to as Proposal Four throughout this Proxy Statement, relates to a proposal to adopt an amendment to the Company’s non-director stock option plans to grant the Board of Directors (or a committee thereof) the authority to amend outstanding Company stock option agreements, solely as described herein . The fifth proposal, which we refer to as Proposal Five throughout this Proxy Statement, is a proposal to ratify the selection of Whitley Penn LLP as our independent registered public accounting firm.
Q. Why have I received more than one Proxy Statement?
A. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you receive.
Q. How do I vote if I am not planning to attend the Annual Meeting?
A. In addition to voting in person at the Annual Meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.
          Please understand that voting by any means other than voting in person at the Annual Meeting has the effect of appointing Richard D. Spurr, our Chairman, Chief Executive Officer and President, and Barry W. Wilson, our Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this Proxy Statement exactly as you have voted. However, if any other matter requiring a shareholder vote is properly raised at the meeting, then Messrs. Spurr and Wilson will be authorized to use their discretion to vote on such issues on your behalf.

          We encourage you to vote now even if you plan to attend the Annual Meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.
Q. What if I want to change my vote?
A. You may revoke your vote on any proposal at any time before the Annual Meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You will need to include a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation. You may also come to the Annual Meeting and change your vote in writing. You will need to bring a copy of your earlier voted proxy and may be required to provide other information to facilitate the administrative steps actually required to properly revoke your prior proxy and properly record the revocation.
Q. Where can I find the voting results of the Annual Meeting?
A. We will announce the voting results at the Annual Meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2007 ending on June 30, 2007. We will file that report with the SEC by August 14, 2007, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the Securities Exchange Commission (“SEC”) at (800) SEC-0330 or www.sec.gov.
Q. Where can I find additional information? Who can help answer my questions?
A. You should carefully review the entire Proxy Statement, which contains important information regarding the proposals, before voting. The section under the heading “WHERE YOU CAN FIND MORE INFORMATION” below, describes additional sources from which to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information about Zix.
          If you would like additional copies of this Proxy Statement or other documents that we have filed with the SEC that are incorporated by reference into this Proxy Statement, free of charge, or if you have questions about the proposals or the procedures for voting your shares, you should contact: Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, Telephone: (214) 370-2000.

ZIX CORPORATION
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 7, 2007
INFORMATION CONCERNING SOLICITATION AND VOTING
General
          The enclosed proxy is solicited on behalf of our Board of Directors. At the Annual Meeting to be held on Thursday, June 7, 2007, at 10:00 a.m. (registration to begin at 9:30 a.m.) Central Time, and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Cityplace Conference Center, Turtle Creek III Room, 2711 North Haskell Avenue, Dallas, Texas 75204.
          These proxy solicitation materials were first mailed or given to all shareholders entitled to vote at the Annual Meeting on or about April 20, 2007.
Purpose of Annual Meeting
          As described above, the purpose of the Annual Meeting is to obtain approval for the proposals described in this Proxy Statement and such other business as may properly come before the Annual Meeting, including any adjournment, continuation or postponement thereof.
Vote Required
          With respect to Proposal One, votes may be cast FOR or WITHHELD from each director nominee. The six nominees receiving the highest number of FOR votes will be elected as directors. This number is called a plurality. Votes that are WITHHELD from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a plurality of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this Proxy Statement.
          With respect to Proposals Two, Three, Four, and Five, the affirmative vote of a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the matter, if a quorum is present, is required to approve each of the Proposals. The same vote is generally required for action on any other matters that may properly come before the Annual Meeting.
Record Date and Shares Outstanding
          Only shareholders who owned shares of our common stock at the close of business on April 12, 2007, referred to in this Proxy Statement as the “Record Date,” are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 60,338,839 shares of our common stock were outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies
          You may revoke your proxy at any time before it is exercised. Execution of the Proxy will not affect your right to attend the Annual Meeting in person. Revocation may be made prior to the Annual Meeting by written revocation or through a duly executed proxy bearing a later date sent to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960; or your Proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the Proxy. Any revocation sent to Zix must include the shareholder’s name and must be received prior to the Annual Meeting to be effective.
How Your Proxy Will Be Voted
          In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by Zix, including unmarked proxies, will be voted to approve the proposals. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board of Directors. We have not received notice of any other matters that may properly be presented at the Annual Meeting.
Quorum
          The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. As there were 60,338,839 shares outstanding and entitled to vote at the Annual Meeting as of the Record Date, we will need at least 30,169,420 shares present in person or by proxy at the Annual Meeting for a quorum to exist.
Dissenters’ Rights
          Under Texas law, shareholders are not entitled to dissenters’ rights with respect to the proposals.
Voting
     Tabulation
          Votes of shareholders entitled to vote who are present at the Annual Meeting in person or by proxy and abstentions are counted as present or represented at the meeting for purposes of determining whether a quorum exists. For Proposal One, the six nominees receiving the highest number of FOR votes will be elected as directors. The affirmative vote of a majority of the shares of our common stock entitled to vote on the matter and present in person or represented by proxy at the Annual Meeting is required to approve Proposals Two, Three, Four and Five and is generally required for action on any other matters that may properly come before the Annual Meeting.
     Abstentions
          Abstentions occur when a shareholder entitled to vote and present in person or represented by proxy at the Annual Meeting affirmatively votes to abstain. Votes in abstention are considered present for purposes of calculating a quorum but do not count as a vote FOR or

AGAINST any matter. With respect to Proposal One, a WITHHELD vote will not be counted as a vote FOR or AGAINST the election of directors and will not affect the outcome of the vote. With respect to Proposals Two, Three, Four, and Five, abstentions do not count as a vote FOR or AGAINST the proposal, but they will have the same effect as a negative vote on these proposals because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether Proposals Two, Three, Four and Five have been approved.
     Broker Non-Votes
          A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. If your shares are held in a brokerage account and you do not vote, your brokerage firm could:
•	vote your shares, if permitted by the Marketplace Rules of Nasdaq; or

•	leave your shares unvoted.
          Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of the election of the directors if they do not receive contrary voting instructions from beneficial owners. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. In accordance with our Restated Bylaws, such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Therefore, broker non-votes will not be included in the tabulation of the voting results and will have no effect with respect to the approval of the proposals being considered at the Annual Meeting.
Solicitation of Proxies
          This solicitation is being made by mail on behalf of our Board of Directors. We will bear the expense of the preparation, printing and mailing of the enclosed proxy card, Notice of Annual Meeting of Shareholders and this Proxy Statement and any additional material relating to the Annual Meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this Proxy Statement. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from shareholders at a fee of approximately $6,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without additional compensation by our officers or employees by telephone, facsimile transmission, e-mail or personal interview. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the Annual Meeting, supplementary solicitations may be made by mail, telephone, facsimile transmission, e-mail or personal interview by our officers or employees, without additional compensation, or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

Shareholders’ Proposals
          If you would like to submit a proposal to be included in next year’s annual proxy statement, you must submit your proposal in writing so that we receive it no later than December 21, 2007. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the SEC. Under Rule 14a-8 of the Exchange Act, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy materials in certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us.
          The SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in our next annual proxy statement. If a shareholder intends to submit a proposal at the next annual meeting of shareholders and the proposal is not intended to be included in our proxy statement relating to such meeting, the shareholder must give us proper notice no later than March 7, 2007. If a shareholder gives notice of such a proposal after the deadline, the proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the next annual meeting.
          All notices of proposals, whether or not to be included in our proxy materials, should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.
Householding of Proxy Materials
          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders and enclosing separate proxy cards for each shareholder. This process, which is commonly referred to as “householding,” potentially eliminates some duplicative mailings to shareholders and reduces our mailing costs.
          For this Annual Meeting, a number of brokers with account holders who are shareholders of Zix Corporation will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will undertake to deliver promptly upon written or oral request, a separate copy of this proxy statement and accompanying annual report, to any security holder at a shared address to which a single copy of the documents was delivered. Please direct your request to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or contact Ronald A. Woessner at (214) 370-2000. Furthermore, if, at any time in the future, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please so advise your broker, and send a copy of the communication to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960 or contact Ronald A. Woessner at (214) 370-2000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

PROPOSAL ONE
ELECTION OF DIRECTORS
          We will vote on the election of six members of our Board of Directors at the Annual Meeting. Each director will serve until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified, unless earlier removed in accordance with our Restated Bylaws. Officers serve at the discretion of our Board of Directors.
          The nominees for election to our Board are Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, Paul E. Schlosberg, and Richard D. Spurr.

Name	Principal Occupation	Director Since

Robert C. Hausmann	Consultant	November 2005

Charles N. Kahn III	President, American Federation of Hospitals	June 2005

James S. Marston	Private Investor	September 1991

Antonio R. Sanchez III	Executive Vice President, Sanchez Oil & Gas Corporation	May 2003

Paul E. Schlosberg	Chairman and Chief Executive Officer, INCA Group LLC	June 2005

Richard D. Spurr	Chairman, Chief Executive Officer and President, Zix Corporation	May 2005

          For biographical and other information regarding the nominees for director, please see “Directors, Executive Officers and Significant Employees” below. For information on our directors’ compensation, see “COMPENSATION OF DIRECTORS AND OFFICERS” below.
          Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Restated Bylaws, may by resolution reduce the number of members of our Board of Directors accordingly. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.
          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL TWO
AMENDMENTS TO ZIX CORPORATION 2006 DIRECTORS’ STOCK OPTION PLAN
Description of Proposed Amendments and Rationale
          We have adopted two amendments to our 2006 Directors’ Stock Option Plan (which we refer to as the “2006 Directors’ Plan” throughout this Proxy Statement), subject to approval by our shareholders. These amendments (a) provide for the automatic annual grant of options to our non-employee directors to compensate them for service on the Board’s standing Audit, Compensation, and Nominating and Corporate Governance committees and any other active, eligible committee of the Board as described below and (b) increase the maximum number of shares of our common stock with respect to which options may be granted under the 2006 Directors’ Plan from 750,000 to 1.1 million shares.
          Our Board believes that the adoption of the proposed amendments to the 2006 Directors’ Plan is in the best interest of Zix Corporation and its stockholders and will strengthen our ability to attract and retain non-employee directors of high caliber by encouraging a sense of proprietorship through stock ownership. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote on the matter, if a quorum is present, is required to approve the adoption of the proposed amendments to the 2006 Directors’ Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.
          The Zix Corporation 2006 Directors’ Plan currently provides for the automatic grant of options to acquire shares of our common stock to non-employee directors, as described below under “Automatic Grant of Options.” An additional automatic grant of nonqualified options to purchase 5,000 shares of our common stock for service as a chair of an eligible Board committee chair and an additional automatic grant of nonqualified options to purchase 3,000 shares of our common stock for service as a committee member of an eligible Board committee is being proposed in lieu of increasing the cash compensation payable to our non-employee directors for committee service, as described below under “Proposed New Automatic Grant of Options Being Submitted for Shareholder Approval.” Currently, we pay our non-employee directors cash fees for Board committee service as follows:
•	Annual cash payment of $5,000 per director for serving as Chair of a Board committee (assuming attendance of at least two-thirds of the meetings); and

•	Annual cash payment of $3,000 per director for serving as a member (i.e., not the Chair) of a Board committee (assuming attendance of at least two-thirds of the meetings).
          The Board members are being required to devote an increasing amount of time and energy to the conduct of the business of the various Board committees, particularly the Board’s Audit Committee and the Board’s Compensation Committee. The automatic grants of options for committee service are being proposed as a cash conservation matter and in lieu of additional cash compensation to the directors.
          When the 2006 Directors’ Plan was originally adopted in 2006, we had anticipated that the currently authorized 750,000 shares would be a sufficient quantity of shares for option grants to our non-employee directors until at least the 2008 annual meeting of the shareholders.

However, given that we are proposing to amend the 2006 Directors’ Plan to provide for the automatic annual grant of stock options as partial compensation for service on certain of the Board’s committees (as further discussed below), we propose at this time to increase the number of authorized shares to provide sufficient shares to permit these additional grants and existing 2006 Directors’ Plan authorized grants until the 2009 Annual Meeting of Shareholders. We believe that the additional 350,000 authorized shares that are the subject of this amendment will provide a sufficient quantity of shares for option grants to our non-employee directors until at least the 2009 annual meeting of the shareholders.
          See the discussion below under “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS — Director Compensation Table” for a description of the total compensation we offer our directors.
          The estimated annual benefits that the non-employee directors as a group are eligible to receive under the 2006 Directors’ Plan are as follows:
Estimated Annual Benefits
2006 Directors’ Plan

Position	Dollar Value($)		Number of Units
Non-Employee Director Group	$421,730	(1)	233,000 options(2)

(1)	Based on the closing price of $1.81 per share of our common stock on Nasdaq on March 30, 2007.

(2)	Nonqualified options to purchase shares of our common stock. Based on the maximum number of options that may be granted to non-employee directors for annual Board service and assumes (i) the continued service of our five current non-employee directors; and (ii) there are three Board committees for which Board members will receive options for serving on the committee, each consisting of three members, one of which is the committee chair. Does not include the grants of 2,500 options for service as committee chair or 1,500 options for service as committee member for 2007 service to be made to the current Board members upon approval of Proposal Two. See below under the caption “Proposed New Automatic Grant of Options Being Submitted for Shareholder Approval” for a discussion of the option grants that will be immediately awarded to current non-employee directors if Proposal Two is adopted.
          As of March 31, 2007, the aggregate market value of the shares covered by the amendment was $633,500. Following approval of the amendment to the 2006 Directors’ Plan, we will file a registration statement on Form S-8 to register the additional 350,000 shares of our common stock that are issuable under the 2006 Directors’ Plan.
          As of April 20, 2007, (a) an aggregate of 374,868 stock options were outstanding under the 2006 Directors’ Plan, of which 19,516 are held by a former director. No stock options have been granted under the 2006 Directors’ Plan to non-directors or to directors who are also Company employees. No stock options have been granted under the 2006 Directors’ Plan out of the 350,000 additional shares that shareholders are being asked to approve. The number of stock option grants to be granted in the future to the foregoing individuals or groups of individuals, and the prices at which such grants will be made, are not determinable. A copy of the 2006 Directors’ Plan, as amended and restated after giving effect to the proposed amendments, is attached to this Proxy Statement as APPENDIX A. The following summary of certain provisions of the 2006 Directors’ Plan is qualified in its entirety by reference to the full text of the 2006 Directors’ Plan.

Administration
          The 2006 Directors’ Plan will be administered by our Board of Directors and the Board’s Compensation Committee (the “committee”). The committee has complete authority to construe, interpret and administer the provisions of the 2006 Directors’ Plan and the provisions of the agreements governing options granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the 2006 Directors’ Plan and to make all other determinations necessary or deemed advisable in the administration of the 2006 Directors’ Plan. The determinations and interpretations made by the committee are final and conclusive. All the members of the committee and a majority of the members of our Board of Directors are “independent” within the meaning of applicable rules and regulations.
Eligibility
          Eligibility to participate in the 2006 Directors’ Plan is limited to our non-employee directors. As of April 20, 2007, we had five non-employee directors.
Automatic Grants of Options
          The 2006 Directors’ Plan provides that on the day that a non-employee director is first appointed or elected to our Board of Directors, such director will be granted nonqualified options to purchase 25,000 shares of our common stock. These options vest quarterly and pro-rata over the one year period from the grant date, and the exercise price is 100% of the common stock price on the grant date.
          Also, on the first business day of January of each year during the term of the 2006 Directors’ Plan, each non-employee director who has served on our Board for at least six months as of the grant date will be granted nonqualified options to purchase a number of shares of our common stock equal to the greater of (i) one-half of one percent of the number of our outstanding shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares, divided by the greater of (x) five or (y) the number of Non-Employee directors that have served on the Board for at least six months as of the grant date; provided, however, that the number of shares of common stock covered by such an option grant on any given first business day of January may not exceed 40,000 shares per non-employee director. The options will vest quarterly and pro-rata over the three year period after the grant date and the option exercise price will be 100% of our common stock price on such grant day. Messrs. Hausmann, Kahn, Marston, Sanchez and Schlosberg will, assuming continued service on our Board of Directors, again be eligible to receive these annual grants in January 2008.
Proposed New Automatic Grant of Options Being Submitted for Shareholder Approval
          In addition to the automatic option grants described above, Proposal Two includes amendments to the 2006 Directors’ Plan that would provide for an automatic option grant to our non-employee directors on the day that such non-employee director is first appointed each calendar year to serve as a member of the Board’s standing Audit, Compensation, and Nominating and Corporate Governance committees or on the day the non-employee director is appointed (or, if later, the date the committee first becomes active) each calendar year to serve on another eligible committee of the Board. The appointments to the standing Audit, Compensation, and Nominating and Corporate Governance committees typically occur at the first regularly scheduled Board meeting of a calendar year.

          Assuming adoption of Proposal Two by our shareholders, beginning in calendar year 2008, the Board members will receive (a) nonqualified options to purchase 5,000 shares of our common stock for service as a committee chair of an eligible committee and (b) nonqualified options to purchase 3,000 shares of our common stock for service as a committee member of an eligible committee, in each case, for each applicable eligible committee. For these purposes, an “eligible” committee of the Board means a Board committee that has been duly authorized by the Board of Directors, is actively conducting the business for which it was formed, and is reasonably expected, as determined either at the time of the creation of the committee or at the time it begins actively conducting the business for which it was formed, to have a term of nine months or more. All of the options granted to the Board members for committee service will vest quarterly and pro-rata over the three year period after the grant date and the option exercise price will be 100% of our common stock price on the date of grant.
          Also, assuming approval of Proposal Two by our shareholders, each of our non-employee directors currently serving on each of the Audit, Compensation, and Nominating and Corporate Governance Committees will immediately receive option grants of (a) nonqualified options to purchase 2,500 shares of our common stock for service as the committee chair and (b) nonqualified options to purchase 1,500 shares of our common stock for service as a committee member. Thus, each of the directors will receive options to purchase the indicated number of shares: Hausmann (2,500; Audit Committee chair service); Kahn (2,500; Nominating and Corporate Governance Committee chair service); Marston (4,000; Compensation Committee chair service; 1 Board committee member service); Sanchez (1,500; 1 Board committee member service); and Schlosberg (4,500; 3 Board committees member service).
Exercise of Vested Options Following Separation From Board Service
          The 2006 Directors’ Plan provides that any vested options held by a director leaving the Board of Directors in good standing after having served on our Board of Directors at least five years may be exercised through the last business day of December of the calendar year following the year in which such director leaves the Board. Otherwise, our director option agreements provide that Board members generally have 12 months from the date of separation from Board service to exercise options that are vested as of the Board service separation date. Currently, Mr. Marston is the only Board nominee that has served on our Board for five or more years.
Number of Shares Subject to the Directors’ Plan
          The maximum number of shares of our common stock for which options may be currently granted under the 2006 Directors’ Plan is 750,000 shares. The proposed amendments to the 2006 Directors’ Plan would increase the maximum number shares by 350,000 shares to 1.1 million shares. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

Amendment and Termination
          Our Board of Directors may amend, abandon, suspend or terminate the 2006 Directors’ Plan or any portion thereof at any time. No amendment, however, shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement.
Federal Income Tax Consequences
          An optionee will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the option is granted. At the time the option is exercised, however, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of our common stock acquired upon the exercise of the option, the director generally will recognize capital gain or loss.
          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE ZIX CORPORATION 2006 DIRECTORS’ STOCK OPTION PLAN.

PROPOSAL THREE
AMENDMENTS TO ZIX CORPORATION 2004 STOCK OPTION PLAN
Description of Proposed Amendments and Rationale
          We have adopted amendments to our 2004 Stock Option Plan (we refer to it as the “2004 Plan”), subject to approval by our stockholders. The amendments increase the maximum number of shares of our common stock with respect to which options may be granted under the 2004 Plan from 3.2 million to 5.0 million. The requested increase of 1.8 million shares is slightly less than 3% of the number of currently outstanding shares. In addition, the amendments limit the number of shares under the 2004 Plan that may be issued as incentive stock options and that may be issued to any one person, as further discussed below.
          Currently no participant in the 2004 Plan may be granted more than 850,000 shares of our common stock in the aggregate during the term of the 2004 Plan. The amendments will increase the per person limit to 2.4 million shares (for both nonqualified awards and incentive stock option awards) concurrent with increasing the number of authorized shares to 5.0 million. This per person limit is a necessary condition to enable stock options granted under the 2004 Plan to comply with the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. By satisfying the requirements for qualified performance-based compensation, our tax deduction for compensation received by our named executive officers pursuant to grants under the 2004 Plan will be exempt from the $1 million annual deduction limit, allowing us to provide option compensation on a more tax efficient basis. See “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS — Compensation Discussion and Analysis — Impact of Accounting and Tax Treatments of Compensation” appearing below.
          Our Board of Directors has approved the proposed amendments to the 2004 Plan and believes they are in the best interest of Zix Corporation and its stockholders and are necessary to enable us to attract and retain highly qualified personnel. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote on the matter, if a quorum is present, is required to approve the adoption of the proposed amendments to the 2004 Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.
          As of March 31, 2007, the Company has 587,029 options available for issuance to new and existing employees under shareholder approved Company stock option plans and 407,894 available for issuance only to new employee hires under non-shareholder approved Company stock option plans. Following the proposed increase in reserved shares, approximately 2.4 million shares will be available for grant pursuant to awards under the 2004 Plan. The Company does not routinely grant shares under the non-shareholder approved plans to new employee hires, but rather uses these available shares as a “backup” if it perceives an insufficiency in the available shares under the shareholder approved plans. For information on shares available under our other equity compensation arrangements, see “Equity Compensation Plan Information” on page 56.
          The requested additional 1.8 million shares, combined with the existing available option shares, would accommodate the following hypothetical option grants by the Company until the 2009 Annual Meeting of Shareholders:

•	1.0 million share option grants in calendar year 2007 to existing employees (including management), as compared to the 1.65 million shares issued to existing employees (including management) in December 2006;

•	1.0 million share option grants in calendar year 2008 to existing employees (including management); and

•	up to approximately 340,000 share option grants for the remainder of calendar year 2007, calendar year 2008, and through the first quarter of 2009 to potential new employee hires under the 2004 Plan (in addition to approximately 394,000 shares available for grants to new employee hires under non-shareholder approved Company stock option plans). Although the Company currently has no significant hiring plans, that could change, for example, if the demand for the Company’s e-prescribing services were to suddenly and significantly escalate.
          As of March 31, 2007, the aggregate market value of the shares covered by the incremental requested 1.8 million shares covered by the amendments was $3,258,000. Following approval of Proposal Three, we will file a registration statement on Form S-8 to register the additional 1.8 million shares of our common stock that are issuable under the 2004 Plan.
          As of March 31, 2007, (i) all current executive officers, as a group (five persons), held 1,016,492 outstanding options under the 2004 Plan; (ii) all current directors who are not executive officers were not eligible to receive options; and (iii) all employees, including all current officers who are not executive officers, as a group, held 1,653,146 outstanding options under the 2004 Plan and consultants and advisors held 90,000 outstanding options under the 2004 Plan. No option grants have been made under the 2004 Plan out of the 1.8 million additional shares under the 2004 Plan that stockholders are being asked to approve. The number of option grants to be made in the future to the foregoing individuals or groups of individuals, and the prices at which such grants will be made, are not determinable. A copy of the 2004 Plan, as amended and restated after giving effect to the proposed amendments, is attached to this proxy statement as APPENDIX B. The following summary of certain provisions of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan.
Administration
          The 2004 Plan is administered by our Board of Directors or a committee consisting of at least two directors (either, the “committee”). Currently, the Compensation Committee of our Board functions as the committee and administers the 2004 Plan. The committee is authorized to grant awards in the form of stock options and to determine the terms and conditions relating to such options. The committee has complete authority to construe, interpret and administer the provisions of the 2004 Plan and the provisions of the agreements governing options granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the 2004 Plan and to make all other determinations necessary or deemed advisable in the administration of the 2004 Plan. The determinations and interpretations made by the committee are final and conclusive.
Eligibility
          Eligibility to participate in the 2004 Plan is limited to our and our subsidiaries’ employees and non-employee consultants and advisors, as selected by the committee. Currently, no participant in the 2004 Plan may currently be granted stock options for more than 850,000 shares of our common stock in the aggregate during the term of the 2004 Plan. As part of the proposed amendment, this per person limit will be increased to 2.4 million shares concurrent with increasing the number of authorized shares to 5.0 million. Mr. Spurr is the largest single option holder under the 2004 Plan, with options to acquire 700,000 shares. As of March 31, 2007, approximately 160 persons were eligible to participate in the 2004 Plan.
Number of Shares Subject to the 2004 Plan
          Subject to adjustment as described below, the maximum number of shares of our common stock for which options currently may be granted under the 2004 Plan is 3.2 million shares. Following amendment, the maximum number of authorized shares under the 2004 Plan will be 5.0 million shares. Of this number, no more than 2.4 million shares may be issued as incentive stock options. The Company has not issued any incentive stock options under the 2004 Plan. As of March 31, 2007, there were 440,362 shares available for option grants under the 2004 Plan. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.
Type of Awards Under the 2004 Plan
          The committee may grant options under the 2004 Plan to purchase shares of our common stock. The committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, the exercise price per share of stock subject to the option and other applicable conditions. The committee may grant either “nonqualified stock options” (we refer to these as “NQSOs”) or “incentive stock options” (we refer to these as “ISOs”) pursuant to Section 422 of the Internal Revenue Code, as amended, or both. No ISOs have been granted under the 2004 Plan.
          The exercise price of ISOs may not be less than the fair market value of our common stock on the date of grant (and not less than 110% of the fair market value in the case of options granted to an optionee owning 10% or more of our outstanding common stock). The exercise price for NQSOs may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price may, at the discretion of the committee, be paid in cash, shares of our common stock or a combination thereof.
          We may make financing available to the optionee on such terms as the committee shall specify. The effect of an optionee’s termination of employment by reason of death, retirement, disability or otherwise and other conditions that will apply to the exercise of the option will be specified in the option agreement evidencing the grant of the option. ISOs granted to an optionee who owns 10% or more of our outstanding common stock may not be exercisable more than five years after the date of grant (or such other time period as the Internal Revenue Code may require). ISOs may not be exercisable more than ten years after the date of grant, and NQSOs may not be exercisable more than ten years after the date of grant unless permitted by the committee.
Amendment and Termination
          Our Board of Directors may amend, abandon, suspend or terminate the 2004 Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is required to comply with any tax or regulatory requirement. No options may be granted under the 2004 Plan after May 6, 2014.
Change in Control
          In order to preserve the rights of participants in the event of a change in control of Zix Corporation, the committee in its discretion may, at the time a grant is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of an option, (ii) provide for the purchase of the option upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the option had the option been currently exercisable or payable, (iii) adjust the terms of the option in a manner determined by the committee to reflect the change in control, (iv) cause an option to be assumed, or new rights substituted therefor, by another entity or (v) make such other provisions as the committee may consider equitable and in the best interest of Zix Corporation.
Federal Income Tax Consequences
          An employee receiving NQSOs will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the NQSO is granted. At the time the NQSO is exercised, however, the employee generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of our common stock acquired upon exercise of a NQSO, the employee generally will recognize capital gain or loss.
          Any employee receiving ISOs generally will not realize taxable income, and we will not be entitled to a federal income tax deduction, at the time an ISO is granted or at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the employee resulting from the exercise of an ISO. Upon a sale of our common stock acquired upon exercise of an ISO, the employee generally will realize a capital gain or capital loss, and we will receive no deduction, so long as the sale does not occur within two years of the date of the grant of the ISO or within one year from the date the shares were transferred to the employee upon the exercise of the ISO. If a sale does occur within two years of the date of grant or one year of the transfer date, however, part or all of the income recognized by the employee may be treated as ordinary income. Under such circumstances, we could be entitled to a federal income tax deduction equal to the ordinary income recognized by the employee.
          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENTS TO THE ZIX CORPORATION 2004 STOCK OPTION PLAN.

PROPOSAL FOUR
AMENDMENT TO ZIX CORPORATION NON-DIRECTOR STOCK OPTION PLANS
Description of Proposed Amendment and Rationale
          Our Board of Directors proposes to amend all of the Zix Corporation non-director stock option plans to grant our Board of Directors or a committee consisting of at least two non-employee directors (either, the “committee”) the authority to amend existing Company stock option agreements (referred to herein as “stock option agreements”), as described below. None of the potential changes described below affect any of the Company stock options held by non-employee directors or any of the Company stock option plans providing for the grant of stock options to non-employee directors.
          As described in further detail below, the proposed amendment would confer on the committee the authority:
•	to accelerate the vesting of any currently or hereafter outstanding Company stock options upon a “change of control” of the Company;

•	to accelerate the vesting of any currently or hereafter outstanding stock option upon the termination of employment or other separation from service with the Company;

•	to amend any currently outstanding or hereafter outstanding stock option to provide for a specified period of time to exercise the stock option following employment termination or other separation from service with the Company; and

•	to amend any currently outstanding or hereafter outstanding stock option to provide for such other changes as the committee may in it discretion determine to be appropriate.
          We refer to the proposed amendment as the “Stock Option Plan Amendment.” The text of the Stock Option Plan Amendment is attached hereto as APPENDIX C. The following summary of the Stock Option Plan Amendment is qualified in its entirety by reference to the full text of the amendment.
          Our Board of Directors has approved the Stock Option Plan Amendment and believes it is in the best interest of Zix Corporation and its stockholders as it provides the Board the flexibility to amend currently and hereafter outstanding Company stock option agreements where deemed appropriate by the Board. The Company is submitting the Stock Option Plan Amendment to the approval of the stockholders to comply with applicable Nasdaq rules that could be interpreted as requiring shareholder approval of the amendment and modifications to outstanding stock option agreements.
          The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote on the matter, if a quorum is present, is required to approve the adoption of the Stock Option Plan Amendment. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.
          The Stock Option Plan Amendment would apply to each of the Company’s non-director stock option plans. The material provisions of the Company’s various non-director stock option plans are substantially the same, although the specific wording of certain provisions may vary from plan-to-plan. See the provisions of the Zix Corporation 2004 Stock Option Plan, a description of which appears under Proposal Three, pages 15-17, and a copy of which is attached hereto as APPENDIX B, for an example of our non-director stock option plans. Copies of all of the Company’s various stock option plans are included with various filings made by the Company with the Securities & Exchange Commission (“SEC”) from time-to-time and are specifically referenced in the exhibit list included with the Company’s 2006 Annual Report on Form 10-K filed with the SEC on March 21, 2007. The Company’s other filings with the SEC, including the Company’s 2006 Annual Report on Form 10-K, are not incorporated by reference in this Proxy Statement and shall not be deemed to be any part of this Proxy Statement.
Acceleration of Stock Option Vesting Upon a Change of Control
          The proposed Stock Option Plan Amendment would confer on the committee the authority to accelerate the vesting of any currently or hereafter outstanding Company stock options upon a “change of control” of the Company. For these purposes, the definition of “change of control” will be determined by the committee in its sole discretion, but generally it will mean the occurrence of one or more of the events as described under “COMPENSATION OF DIRECTORS AND OFFICERS — Compensation Discussion and Analysis — Employment Agreements, Severance Payments and Change of Control Payments” beginning on page 45 below.
          The Board believes that the acceleration of the option vesting upon a change of control is particularly appropriate for the members of the Company’s executive team because it encourages executive retention and executive participation in any additional work effort that a pending change of control might entail. The Board also believes that the acceleration of option vesting upon a change of control may be appropriate in other cases as well.
          Following approval of the Stock Option Plan Amendment, the Board’s current plan is to amend the stock option agreements held by the Company’s chief executive officer and his direct reports, including the named executive officers, to provide for the acceleration of option vesting upon the occurrence of a change of control, assuming such a change would not produce an unacceptable financial accounting consequence to the Company (see “Financial Accounting Consequences of the Proposed Stock Option Plan Amendment” below). Some of the stock options held by the Company’s chief executive officer and his direct reports, including the named executive officers, provide for the acceleration of the vesting of their stock options and other stock options do not provide for the acceleration of the vesting of their stock options. Amending those agreements that do not provide for such automatic option vesting would provide uniformity among all the agreements held by all the members of the Company’s executive team.
          The committee plans to exercise the authority conferred by the amendment and the authority conferred by the Company’s stock option plans to accelerate the vesting of currently or hereafter outstanding Company stock options on a case-by-case basis, if and when deemed appropriate by the committee, although the committee has no current plans to provide for the vesting acceleration of these other options.
          Under the authority already conferred on the committee under the Company’s stock option plans (see, e.g., section 6(a) and 7(k)(i) of the Zix Corporation 2004 Stock Option Plan in APPENDIX B attached hereto), the Board currently envisages that all stock options authorized by the committee and granted to the Company’s chief executive officer and his direct reports in the future will provide for the acceleration of the option vesting upon a change of control, regardless of whether or not the Stock Option Plan Amendment is approved.
Acceleration of Stock Option Vesting Upon Employment Termination or Other Separation From Service
          The proposed Stock Option Plan Amendment would confer on the committee the authority to accelerate the vesting of any currently or hereafter outstanding stock option upon the termination of employment or other separation from service with the Company for any reason.
          The Board believes that the Company’s best interests are served if the committee has the flexibility to accelerate the vesting of stock options in these circumstances on a case-by-case basis. For example, when the Company terminates the employment of Company employees the Company generally endeavors to obtain a release agreement from the affected person that releases the Company from any liability with respect to the person’s employment and subsequent separation from employment. The Board believes that the ability to accelerate the vesting of some or all of the stock options held by such persons provides the Company with additional flexibility in negotiating and obtaining these legal release agreements. Furthermore, the Board believes that is often appropriate to provide for the acceleration of option vesting if the employment of an employee is terminated without “cause” as the termination deprives the affected employee of the opportunity to realize the potential value under stock options that would have vested “but for” the employment termination without cause.
          Following approval of the Stock Option Plan Amendment, the Board has no current intention to generally amend the stock option agreements held by the Company’s employees or others to provide for the acceleration of option vesting upon termination of employment or other separation from service. Rather, the Board’s current plan is to amend the stock option agreements held by the Company’s chief executive officer and his direct reports that currently have or are hereafter granted severance agreements to provide for the acceleration of option vesting upon employment termination “without cause,” assuming such a change would not produce an unacceptable financial accounting consequence to the Company (see “Financial Accounting Consequences of the Proposed Stock Option Plan Amendment” below). For these purposes, “without cause” will be determined by the committee in its sole discretion, but generally it will have a meaning consistent with the meanings of such term described in “COMPENSATION OF DIRECTORS AND OFFICERS — Compensation Discussion and Analysis — Employment Agreements, Severance Payments and Change of Control Payments” beginning on page 45 below. For a description of the severance agreements currently held by the Company’s named executive officers, see the “COMPENSATION OF DIRECTORS AND OFFICERS — Compensation Discussion and Analysis — Employment Agreements, Severance Payments and Change of Control Payments” beginning on page 45 below.
          Under the authority already conferred on the committee under the Company’s stock option plans (see, e.g., section 6(a) of the Zix Corporation 2004 Stock Option Plan in APPENDIX B attached hereto), future stock options granted by the Company from time-to-time may provide for the acceleration of the option vesting upon a employment termination or other separation from service, regardless of whether or not the Stock Option Plan Amendment is approved.

Period to Exercise Vested Options Following Employment Termination or Other Separation From Service
          The proposed Stock Option Plan Amendment would confer on the committee the authority to amend any currently or hereafter outstanding Company issued stock options to provide for a specified period of time to exercise the stock option following employment termination or other separation from service with the Company.
          Following approval of the Stock Option Plan Amendment, the Board’s current plan is to amend virtually all outstanding stock option agreements to provide that the option holder would have the following period (“option tail period”) to exercise vested stock options, or, if earlier, until the expiration of the stated term of the stock option agreement:
•	Death — 12 months

•	Resignation — 60 days

•	Retirement — 12 months

•	Disability — 12 months

•	Termination without cause — 12 months

•	Termination with cause — None
          The Company’s existing stock option agreements are not consistent as to the tail period allowed following separation from employment or other separation from service. The period may vary depending on a variety of factors, such as when the option was granted, the plan it was granted under, or to whom it was granted. The Board desires to provide, in general, uniformity with respect to this issue among the holders of the Company’s various stock option agreements. In those cases where the agreements provide for longer tail periods than those stated above, the agreements will not be amended.
          Under the authority already conferred on the committee under the Company’s stock option plans (see, e.g., section 6(a) of the Zix Corporation 2004 Stock Option Plan in APPENDIX B attached hereto), future stock options granted by the Company from time-to-time may provide for whatever tail periods the committee deems appropriate, regardless of whether or not the Stock Option Plan Amendment is approved, although the Company’s current plan is that options issued in the foreseeable future will generally contain the tail periods noted above.

Existing Stock Options Expected to be Modified by the Proposed Stock Option Plan Amendment
          The following table sets forth, as of March 31, 2007, the number of shares subject to currently outstanding stock options held by Company employees and others that (as discussed above) are expected to be modified by the committee following the approval of the Stock Option Plan Amendment.
Table of Shares Subject to Options Expected to be Modified

		Share Number for
	Share Number for	Options Subject to
	Options Subject to	Acceleration of
	Acceleration of	Option Vesting Upon	Share Number for
	Option Vesting Upon	Employment	Options Subject to
	Company Change of	Termination Without	Option Exercise
Name and Position	Control	Cause	Tail Period(1)
Richard D. Spurr Chairman, Chief Executive Officer and President	233,334	437,500	1,700,000
Barry Wilson Chief Financial Officer and Treasurer	12,755	12,755	63,826
Russell J. Morgan Vice President, Client Services	53,334	53,334	230,000
David J. Robertson Vice President, Engineering	66,667	66,667	375,000
Ronald A. Woessner Senior Vice President, General Counsel and Secretary	78,334	0	211,249
All Executive Officers as a group (5 persons)	444,424	570,256	2,580,075
All Other Officers as a group (7 persons)	344,189	210,003	885,108
All Employees, Excluding Executive Officer and Other Officers	0	0	3,282,343

(1)	The number shown is the number of shares subject to outstanding stock options (vested and unvested) held by the person or group of persons in question.
Financial Accounting Consequences of the Proposed Stock Option Plan Amendment
          The adoption of the proposed Stock Option Plan Amendment will have no material financial accounting consequences to the Company or any material federal income tax consequences to the Company. However, if the committee actually modifies any outstanding stock options to accelerate the vesting of the options, such modification would be considered a modification of the terms or conditions of an equity award under Financial Accounting Standards 123R (“FAS 123R”). The financial accounting impact of the modification would be that the Company would recognize positive or negative compensation cost in the amount of the difference, if any, between the fair value of the modified option and the fair value of the original option award immediately before the modification, in each case, as determined in accordance with FAS 123R. The modification could cause the Company to recognize a non-cash financial accounting expense or gain, depending upon these relative values.
          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED STOCK OPTION PLAN AMENDMENT.

PROPOSAL FIVE
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee of the Board has appointed Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Services provided to the Company and its subsidiaries by Whitley Penn LLP in fiscal 2006 are described under “INDEPENDENT PUBLIC ACCOUNTING FIRM” below.
          We are asking our shareholders to ratify the selection of Whitley Penn LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Whitley Penn LLP to our shareholders for ratification as a matter of good corporate practice.
          Representatives of Whitley Penn LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
          The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.
          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.
          In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders and otherwise complies with all regulations of the Securities and Exchange Commission regarding a change in registered public accounting firm.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
Directors, Executive Officers and Significant Employees
          The following table sets forth, as of March 31, 2007, the names of our directors, director nominees, executive officers and other significant employees and their respective ages and positions:

Name	Age	Position

Robert C. Hausmann (1)	43	Director
Charles N. Kahn III (2)	55	Director
James S. Marston (1)(3)	73	Director
Russell J. Morgan	47	Vice President, Client Services
David J. Robertson	48	Vice President, Engineering
Antonio R. Sanchez III (3)	33	Director
Paul E. Schlosberg (1)(2)(3)	56	Director
Richard D. Spurr	53	Chairman of the Board, Chief Executive Officer and President
Barry W. Wilson	58	Chief Financial Officer and Treasurer
Ronald A. Woessner	49	Senior Vice President, General Counsel and Secretary

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.
          Robert C. Hausmann was elected to our Board in November 2005. He is currently a consultant to public and private companies with respect to operational and financial market matters, including Sarbanes-Oxley and systems and process re-engineering. Formerly, Mr. Hausmann served as Vice President and Chief Financial Officer of Securify, Inc. from September 2002 through June 2005. From September 1999 through September 2002, Mr. Hausmann served as Vice President and Chief Financial Officer of Resonate, Inc. and helped manage the company’s initial public offering. Previously, he served as operations partner and chief financial officer of Mohr, Davidow Ventures, a Silicon Valley based venture capital partnership. Mr. Hausmann holds an MBA from Santa Clara University and a B.A. in Finance and Accounting from Bethel College.
          Charles N. Kahn III was elected to our Board in June 2005. He is president of the Federation of American Hospitals, the national advocacy organization for investor-owned hospitals and health systems. Previously, he served as executive vice president and president for the Health Insurance Association of America. As a staff director for the Health Subcommittee of the House Ways and Means Committee from 1995-1998, Kahn helped bring about HIPAA and the Medicare provisions of the 1997 Balanced Budget Act. In addition to teaching health policy at Johns Hopkins University, George Washington University and Tulane University, he has numerous academic and advisory appointments. He holds a Bachelor of Arts from Johns Hopkins University and a Masters of Public Health from Tulane University.
          James S. Marston was elected to our Board in September 1991 and served as the Acting Chairman of the Board from January 9, 2006 to February 1, 2006. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation. From 1982 until 1986, he was Vice President of Data Processing and Communications for American Airlines, in which position he was in charge of the Sabre reservations system and related technologies.
          Russell J. Morgan joined our company in September 2002 and has served as Vice President, Client Services since joining us. From February 1997 until August 2002, he worked at Entrust, Inc. where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, Mr. Morgan was responsible for founding and building the Professional Services organization and building and operating a WebTrust certified secure data center for issuing digital certificates to business customers. Prior to February 1997, Mr. Morgan held a number of key management positions at Lockheed Martin, where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 20 years experience in delivering customer-focused technology solutions.
          David J. Robertson joined our company in March 2002 and has served as Vice President, Engineering since joining us. Mr. Robertson has over 25 years of experience in the Internet and Telecommunications industries, with specific expertise in hosted network architecture, electronic security, communication protocols, software systems and wireless infrastructure. Over the course of a 20-year tenure with Nortel Networks, he held Technology Vice President positions in the Wireless, Carrier and Enterprise Divisions and subsequently assisted with the creation of technical startup companies with STARTech Early Ventures. Mr. Robertson has a Bachelor’s Degree in Electrical Engineering from the University of Waterloo and a Master’s Degree in Engineering from Carleton University, Canada. He is an ongoing contributor in several industry standards groups and serves with the City of Richardson Chamber of Commerce.
          Antonio R. Sanchez III was elected to our Board in May 2003. Since October 2001, he has been Executive Vice President of Sanchez Oil & Gas Corporation. He is a graduate of Georgetown University, where he received a Bachelor of Science Degree in Business Administration with a concentration on Accounting and Finance and a minor in Economics. Mr. Sanchez also holds an MBA degree from Harvard University. From 1997 through 1999, he was employed as an analyst in the mergers and acquisitions group in the New York City office of JP Morgan. From 1999 through late September 2001, he worked at our company in a variety of positions, including sales and marketing, product development and investor relations. He is currently involved in the day-to-day operations of Sanchez Oil & Gas Corporation.
          Paul E. Schlosberg was elected to our Board in June 2005. He brings nearly 30 years of experience in investment banking. He is currently the founder, chairman, and CEO of INCA Group LLC, which facilitates corporate restructuring, merger, acquisition, and capital funding activities for both public and private enterprises. From 1994 to 2003 he served in various capacities at the investment banking firms of First Southwest Asset Management, Inc. and First Southwest Company, including chairman and CEO, president and chief operating officer, and vice chairman of the board of directors. He is also a member of The Nasdaq Stock Market, Inc. Listing Qualifications Committee, an advisor to three private investment funds, and a current member of the board of The Center for BrainHealth at the University of Texas at Dallas and a past member of the American Heart Association’s Dallas chapter board. From 1982 to 1994 he worked for Bear, Stearns & Co. as account executive and associate director. He holds a Bachelor of Business Administration from the University of Texas and a Masters of Business Administration from Southern Methodist University.

          Richard D. Spurr joined our company in January 2004 and has served as Chief Executive Officer since March 2005 and as President and Chief Operating Officer since joining us. He was elected to our Board in May 2005 and appointed Chairman of the Board in February 2006. Mr. Spurr brings 30 years of global IT experience in building sales, marketing, service and operations in both corporate and fast-growing environments, previously as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. beginning March 2003. From 1974 until 1990, Mr. Spurr worked for IBM where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, for a $1.2 billion business throughout the Asia Pacific Region. Mr. Spurr then took two start-ups, SEER Technologies, Inc. and Entrust, Inc. (where he served in several senior executive positions), from early stages through IPOs and beyond.
          Barry W. Wilson joined our company in November 1989 and has worked in a variety of accounting and finance department functions, including two years as the corporate controller prior to being named the company’s chief financial officer. Mr. Wilson left the company in May 1998 as part of the divestiture of certain businesses, during which time he was chief financial officer at Airco Industries. He subsequently returned to our company in May 2001. Prior to originally joining ZixCorp, Mr. Wilson held a variety of accounting and finance department positions at Armstrong World Industries, Inc. and Wood & Fence Products Co., Inc. Mr. Wilson is a licensed Certified Public Accountant with a degree in accounting from Point Park University (Pittsburgh, Pennsylvania).
          Ronald A. Woessner joined our company in April 1992 as General Counsel and has served as Secretary since March 1993 and as Senior Vice President since May 2000. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & Gibbs, P.C., where he specialized in public and private equity and debt financings, mergers and acquisitions, and leveraged buy-outs.
Section 16(a) Beneficial Ownership Reporting Compliance
          Under the securities laws of the U.S., our directors, officers and any beneficial owner of more than 10% of our outstanding common stock (collectively, “insiders”) are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. The SEC’s rules require insiders to provide us with copies of all reports that the insiders file with the SEC pursuant to Section 16(a) of the Exchange Act. Specific due dates have been established by the SEC, and we are required to disclose any failure to file by those dates. Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2006 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of one option grant approved by the shareholders at the 2006 Annual Meeting of Shareholders to each of Messrs. Kahn, Marston, Sanchez, Schlosberg, and Dr. Streetman under the 2006 Director’s Stock Option Plan. One Form 4 for each of these option grants, which were specifically approved by the shareholders at the 2006 Annual Meeting of Shareholders, was inadvertently not reported by the applicable due date following the shareholder approval and was subsequently reported at a later date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) our 2006 named executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding common stock, as of March 31, 2007:

	Amount and Nature of
	Beneficial Ownership (1)
	Number of Common		Percentage of
	Stock Shares		Total Common Stock Shares
Beneficial Owner (2)	Beneficially Owned (3)		Outstanding (3)

Bradley C. Almond+	21,499	(4)	*
H&Q Capital Management LLP 30 Rowes Wharf, Suite 430 Boston, MA 02110	3,960,000	(5)	6.6%
Robert C. Hausmann	28,333		*
George W. Haywood c/o Cronin & Vris, LLP 380 Madison Avenue, 24th Floor New York, New York 10017	4,503,320	(6)	7.5%
Charles N. Kahn III	50,007	(7)	*
James S. Marston	348,632		*
Russell J. Morgan	192,917		*
David J. Robertson	349,894		*
Antonio R. Sanchez III	713,715	(8)	1.2%
Paul E. Schlosberg	45,557		*
Richard D. Spurr	1,376,066	(9)	2.3%
Dr. Benjamin Streetman	320,824		*
Barry W. Wilson	62,028		*
Ronald A. Woessner	209,082	(10)	*
TOTAL	12,160,378		20.2%
All directors and executive officers as a group (12 persons)	3,718,557	(11)	6.2%

+	Mr. Almond is no longer employed by the Company. He was succeeded by Mr. Barry Wilson.

*	Denotes ownership of less than 1%.

(1)	Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

(3)	Percentages are based on the total number of shares of our common stock outstanding at March 31, 2007, which was 60,338,839 shares. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of March 31, 2007, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. The number of shares beneficially owned by directors and executive officers includes shares that may be acquired under outstanding stock options that are currently exercisable or that become exercisable within 60 days of March 31, 2007, as follows: Mr. Almond (20,395 shares); Mr. Hausmann (28,333 shares); Mr. Kahn (45,558 shares); Mr. Marston (348,632 shares); Mr. Morgan (190,417 shares); Mr. Robertson (325,000 shares); Mr. Sanchez (125,557 shares); Mr. Schlosberg (45,557 shares); Mr. Spurr (1,325,000 shares); Dr. Strectman (320,824 shares); Mr. Wilson (62,028 shares); Mr. Woessner (154,582 shares); or an aggregate of 2,991,883 shares.

(4)	Includes 1,104 shares issuable upon exercise of certain warrants.

(5)	As reported in the noted person’s most recent filing on Schedule 13G, filed February 9, 2007. Includes 1,485,000 shares issuable upon exercise of certain warrants.

(6)	As reported in Mr. Haywood’s most recent filing on Schedule 13G, filed February 13, 2007. Includes (i) 73,320 shares that are owned by family members of Mr. Haywood, and (ii) 264,000 shares currently issuable to him upon exercise of certain warrants.

(7)	Includes 1,104 shares issuable upon exercise of certain warrants.

(8)	Includes 170,121 shares held by a trust for which he serves as co-trustee and 11,037 shares issuable to him upon exercise of certain warrants.

(9)	Includes 5,519 shares issuable upon exercise of certain warrants.

(10)	Includes 2,500 shares held by a trust for which Mr. Woessner serves as trustee.

(11)	Includes 18,764 shares issuable upon exercise of certain warrants.

CORPORATE GOVERNANCE
Our Board in General
          Our business is managed under the direction of our Board of Directors. Our Board presently consists of six members. The names of the Board members and their professional experience is described above under the caption “OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION — Directors, Executive Officers and Significant Employees.” The Board meets during the year to review significant developments and to act on matters requiring Board approval. The Board met on 13 occasions during the year ended December 31, 2006. Each of the current directors attended at least 75% of all meetings of our Board called during the time he served as a director during 2006 and all meetings of each committee of our Board on which he served during 2006. The members of our Board are not required to attend our annual meeting of shareholders. None of our outside directors attended the 2006 Annual Meeting of Shareholders.
          Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities. Pertinent information about our Board’s committees are set forth below.
Corporate Governance Requirements and Board Member Independence
          We are in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and the Nasdaq Marketplace Rules. We will continue to modify our policies and procedures to ensure compliance with developing standards in the corporate governance area. Set forth below is information regarding our compliance with applicable corporate governance, our corporate governance policies and procedures, and information pertaining to our Board.
          Our Board has determined that all of our Board members other than the Company’s CEO are “independent” in accordance with the published listing requirements of Nasdaq.
          The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq Marketplace Rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether Mr. Sanchez qualified as “independent,” our Board considered the fact that Mr. Sanchez had previously served as an employee of the Company.
Nominating and Corporate Governance Committee
          General
          Our Board has a established a standing Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is currently comprised of Charles N. Kahn III and Paul E. Schlosberg and is chaired by Mr. Kahn. Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq.
          The Nominating and Corporate Governance Committee operates under a written charter that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Under the charter, the committee’s principal responsibilities include: (i) identifying individuals qualified to become members of our Board and recommending candidates for reelection as directors; (ii) developing and recommending to the Board a set of corporate governance principles applicable to our company; and (iii) taking a leadership role in shaping the corporate governance of our company, including the composition of our Board and its committees. The Nominating and Corporate Governance Committee met on one occasion during the year ended December 31, 2006.
          Selection of Director Nominees
          The Nominating and Corporate Governance Committee has a policy with respect to the consideration of director candidates recommended by shareholders. The policy provides that any shareholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to our Board of Directors, subject to the following requirements. The Nominating and Corporate Governance Committee will consider director nominees recommended by our shareholders, assuming compliance with the process.
          A shareholder desiring to nominate a person for election to our Board of Directors must send a written notice to our General Counsel, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960, no later than December 21, 2007. The written notice is to include the following information: (i) the name of the candidate; (ii) the address, phone and fax number of the candidate; (iii) a statement signed by the candidate that certifies that the candidate wishes to be considered for nomination to our Board of Directors, and that explains why the candidate believes that he or she meets the minimum Director Qualification Criteria (discussed below) and would otherwise be a valuable addition to our Board of Directors; (iv) the number of shares of our stock that are beneficially owned by such candidate; and (v) all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. The final selection of director nominees is within the sole discretion of our Board.
          Our Board of Directors has set forth minimum qualifications, or Director Qualification Criteria, that a recommended candidate must possess. Generally speaking, all candidates, including director nominees recommended by our shareholders, are to have the following characteristics if they are to be considered to serve on our Board of Directors:
•	The highest personal and professional ethics, integrity and values;

•	Broad-based skills and experience at an executive, policy-making level in business, academia, government or technology areas relevant to our activities;

•	A willingness to devote sufficient time to become knowledgeable about our business and to carry out his or her duties and responsibilities effectively;

•	A commitment to serve on our Board for two years or more at the time of his or her initial election; and

•	Be between the ages of 30 and 70 at the time of his or her designation as an independent director of the Board.
          Candidates who will serve on the Audit Committee must have the following additional characteristics:
•	All candidates must meet additional independence requirements in accordance with applicable rules and regulations;

•	All candidates must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and statement of cash flows; and

•	At least one member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.
          Other factors considered in candidates may include, but are not limited to, the following:
•	Experience in the technology areas relevant to our activities;

•	Experience as a director or executive officer of a large public company;

•	Experience as an independent public accountant;

•	Significant academic experience in a field of importance to our company;

•	Recent experience in an operating role at a large company; and

•	Other relevant information.
          The Nominating and Corporate Governance Committee’s process for identifying and evaluating director candidates is as follows:
•	The Chairman of our Board, the Nominating and Corporate Governance Committee or other Board members identify the need to add new members to the Board with specific criteria or to fill a vacancy on the Board.

•	The Chair of the Nominating and Corporate Governance Committee initiates a search, working with staff support and seeking input from the members of the Board and senior management, and hiring a search firm, if necessary.

•	The Nominating and Corporate Governance Committee identifies an initial slate of candidates, including any recommended by shareholders and accepted by the Nominating and Corporate Governance Committee, after taking account of the Director Qualification Criteria.

•	The Nominating and Corporate Governance Committee determines if any Board members have contacts with identified candidates and if necessary, uses a search firm.

•	The Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee interview prospective candidate(s).

•	The Nominating and Corporate Governance Committee keeps the Board informed of the selection progress.

•	The Nominating and Corporate Governance Committee meets to consider and approve final candidate(s).
          These procedures have not been materially modified since the Company’s disclosure of these procedures in its proxy statement in connection with its 2006 Annual Meeting of Shareholders. These procedures do not create a contract between our company, on the one hand, and a company shareholder(s) or a candidate recommended by a shareholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations. There are no material differences from these procedures for evaluating director nominees recommended by a security holder.
          The Nominating and Corporate Governance Committee presents selected candidate(s) to the Board and seeks full Board endorsement of such candidate(s). There is no third party that we currently pay to assist in identifying or evaluating potential director nominees. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees for directors will not materially differ based on whether or not the nominee is recommended by a security holder.
Audit Committee
          General
          Our Board has established a standing Audit Committee. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, pursuant to a written charter adopted by our Board that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.”
          Our Audit Committee is currently comprised of Robert C. Hausmann, James S. Marston and Paul E. Schlosberg and is chaired by Mr. Hausmann. Our Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the Marketplace Rules of Nasdaq and the SEC. The Audit Committee met on seven occasions during the year ended December 31, 2006. Our Board also determined that Michael Keane, a former Board member who departed the Board in February 2006 and the former chair of the Audit Committee, was independent as well.
          The Audit Committee also includes at least one independent member who is determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Mr. Hausmann, an independent director, has been determined by our Board to be an audit committee financial expert. Shareholders should understand the following with respect to Mr. Hausmann’s designation as such: (i) this is a disclosure requirement of the SEC related to Mr. Hausmann’s experience and understanding with respect to certain accounting and auditing matters; (ii) Mr. Hausmann will not be deemed to be an expert for any purpose, including without limitation for purposes of section 11 of the Securities Act of 1933, as a result of being designated or identified as an audit committee financial expert; and (iii) the designation or identification does not impose upon Mr. Hausmann any duties, obligations or liability that are greater than those generally imposed on him as a member of the Audit Committee and our Board in the absence of such designation.
          Our Board has also determined that each Audit Committee member has sufficient knowledge in reading and understanding our financial statements to serve on the Audit Committee.
Compensation Committee
          General
          Our Board has the plenary authority to determine the compensation payable to the Company’s employees, consultants, and directors. The Board has established a standing Compensation Committee to assist it in compensation decisions. Our Compensation Committee is currently comprised of James S. Marston, Paul E. Schlosberg and Antonio R. Sanchez III and is chaired by Mr. Marston. Our Board has determined that each member of the Compensation Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq.
          The Compensation Committee operates under a written charter that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Under the charter, the Compensation Committee’s primary responsibilities are to: (i) establish our company’s overall management compensation philosophy and policy; (ii) make recommendations to our Board with respect to corporate goals and objectives with respect to compensation for our executive officers, including our Chief Executive Officer; (iii) make recommendations to our Board with respect to our executive officers’ annual compensation, including salary, bonus and incentive and equity compensation; and (iv) administer our incentive compensation programs and other equity-based compensation plans.
          In 2006, the entire Board of Directors fulfilled the major responsibilities of the Compensation Committee and made all significant decisions pertaining to the base salary, variable compensation and stock option grants payable or awarded to the Company’s named executive officers. The Compensation Committee met on one occasion during the year ended December 31, 2006. The Company has not in recent years engaged any compensation consultants in determining or recommending the amount or form of executive and director compensation.
          Policies, Procedures, and Practices
          The Board’s (Compensation Committee’s) processes and procedures for the consideration and determination of executive compensation are as follows:
•	the Board or Committee requests recommendations from the CEO with respect to the elements of compensation to be determined by the Board or Committee;

•	the Board or Committee consults with and meets with the CEO as required to discuss the recommendations, meets in executive session or has discussion among themselves, as appropriate; and

•	the Board or Committee’s decision is subsequently communicated to the CEO.

          For the consideration and determination of director compensation, the Board typically appoints an ad-hoc committee to review the matter and make a recommendation to the entire Board on the matter.
Compensation Committee Interlocks and Insider Participation
          During fiscal year 2006, the Compensation Committee was comprised of three independent directors: James S. Marston, Paul E. Schlosberg, and Antonio R. Sanchez III. None of Messrs. Marston, Schlosberg, or Sanchez is or was an officer or employee of our company or any of our subsidiaries during 2006 or had any relationship requiring disclosure under Item 404 of the SEC’s regulations under Regulation S-K. Mr. Sanchez was an active employee from February 9, 1999, to September 28, 2001, during which time his title was National Account Executive. We have no executive officers who serve as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Shareholder Communication with our Board
          Shareholders interested in communicating with our Board of Directors may do so by writing to our General Counsel, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Our General Counsel will review all shareholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication is addressed. Obscene, threatening or harassing communications will not be forwarded.
Code of Ethics
          We have a Code of Business Conduct, which applies to all of our employees, officers and directors, including a “Code of Ethics,” which applies to our Chief Executive Officer and senior financial officials. The Code of Business Conduct is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” The Code of Business Conduct is a reaffirmation that we expect all directors and employees to uphold our standards of ethical behavior and compliance with the law and to avoid actual or apparent conflicts of interest between their personal and professional affairs. The Code of Business Conduct establishes procedures for the confidential reporting, in good faith, of suspected violations of the Code of Business Conduct. The code also sets forth procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our Code of Business Conduct and our Code of Ethics also prohibits actual or apparent conflicts of interest between the interest of any of our directors or officers and the Company or its shareholders. Any waiver of our Code of Ethics is to be approved by the Company, the Board of Directors or a committee of the Board of Directors, as applicable, and in compliance with applicable law. Any waiver of the Code of Ethics will be publicly disclosed as required by applicable law, rules and regulations, including by posting the waiver on the Company’s Website.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
General
          Whitley Penn LLP (“Whitley Penn”) has been selected by the Audit Committee as our independent registered public accounting firm for fiscal year 2006 and 2007. On September 6, 2006, our Audit Committee requested management to solicit proposals from several independent registered accounting firms for professional services relating to the audit of our financial statements. On September 26, 2006, we engaged Whitley Penn as our independent registered public accounting firm to audit our financial statements commencing with year 2006, subject to Whitley Penn’s satisfactory completion of its client acceptance procedures. On September 26, 2006, we also notified Deloitte & Touche LLP (“Deloitte”), our independent auditors for the years ended December 31, 2004 and 2005, of our election to dismiss Deloitte as our independent auditors. The decision to change accounting firm was undertaken as a cost reduction measure and was approved by our Audit Committee.
          Representatives of Whitley Penn are expected to be present at the 2007 Annual Meeting; they will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
          The reports of Deloitte on our financial statements for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits of our financial statements for the years ended December 31, 2004 and 2005 and through September 26, 2006, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports; and (ii) there were no reportable events as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K. Deloitte agreed with the foregoing disclosures as evidenced by their letter addressed to the SEC, which was filed with our Current Report on Form 8-K, dated September 26, 2006.
          During the years ended December 31, 2004 and 2005, and through September 26, 2006, Whitley Penn was not engaged as an independent accountant to audit either our financial statements or those of any of our subsidiaries, nor have we or anyone acting on our behalf consulted with Whitley Penn regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement or reportable event as set forth in Item 304(a)(2)(ii) of Regulation S-K.
          Whitley Penn was, however, engaged to audit the Company’s Corporate Retirement Plan (401k Plan) for the year ended December 31, 2005 in connection with the Company’s annual reporting obligation under the Employment Retirement Income Security Act of 1974 (ERISA).

Fees Paid to Independent Public Accounting firm
          Following is a summary of Whitley Penn’s professional fees billed for the year ended December 31, 2006:

	2006

Audit Fees	$212,695	(1)
Audit-Related Fees	19,432	(2)
Tax Fees	1,000	(3)
All Other Fees	0

Total Fees	$233,127

(1)	Audit fees consist of the annual audits of our consolidated financial statements included in Form 10-K, the quarterly review of our consolidated financial statements included in Form 10-Q for the quarter ended September 30, 2006, as well as accounting advisory services related to financial accounting matters, and services related to filings made with the SEC.

(2)	Audit-related fees consist of required audits of our employee benefit plan.

(3)	Tax fees include assistance with certain tax compliance matters and various tax planning consultations.
          Following is a summary of Deloitte’s professional fees billed for the years ended December 31, 2005 and 2006, respectively:

	2005		2006

Audit Fees	$916,980	(1)	$351,721	(1)
Audit-Related Fees	18,774	(2)	1,599	(2)
Tax Fees	42,379	(3)	37,463	(3)
All Other Fees	102,709	(4)	140,090	(4)

Total Fees	$1,080,842		$530,873

(1)	Audit fees consist of the annual audits of our consolidated financial statements included in Form 10-K, the quarterly reviews of our consolidated financial statements included in Form 10-Q, and the audit of management’s report on internal control over financial reporting, as well as accounting advisory services related to financial accounting matters, and services related to filings made with the SEC.

(2)	Audit-related fees consist of required audits of our employee benefit plan and access to online research tools.

(3)	Tax fees include assistance with certain tax compliance matters and various tax planning consultations.

(4)	All other fees consist of professional services rendered in performing the ZixCorp AICPA/ CICA SysTrust audit of the ZixMessage CenterTM portal and the relevant components of the ZixData CenterTM.
Audit Committee Pre-Approval Policies and Procedures
          Our Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Annually, our independent registered public accounting firm will present to our Audit Committee services expected to be performed by the independent auditor over the next 12 months. Our Audit Committee will review and, as it deems appropriate, pre-approve those services. The services and estimated fees are to be presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A of the Securities Exchange Act of 1934). For each service listed in those categories, our Audit Committee is to receive detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee will review, on at least a semi-annual basis, the services provided to-date by the independent registered public accounting firm and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services provided by the independent registered public accounting firm were pre-approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
          The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, pursuant to its charter adopted by the Board of Directors.
          Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management for inclusion in the 2006 Annual Report on Form 10-K, the audited consolidated financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.
          Whitley Penn LLP, the Company’s independent auditors, is, and Deloitte & Touche LLP, the Company’s former independent auditors during a portion of calendar year 2006, was responsible for performing an independent audit of the Company’s consolidated financial statements. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee has concluded that Whitley Penn LLP’s and Deloitte & Touche LLP’s provision of audit and non-audit services to the Company is compatible with Whitley Penn LLP’s and Deloitte & Touche LLP’s independence.
          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2006. This report is provided by the following independent directors, who comprise the Audit Committee of the Board of Directors.
     Robert C. Hausmann, Chair
     James S. Marston
     Paul E. Schlosberg
April 20, 2007

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Discussion and Analysis
          General and Compensation Objectives
          The entire Board of Directors (acting itself or acting through the Compensation Committee (herein so called) of the Board of Directors) has the plenary authority to establish the compensation to be paid to the Company’s employees, including the named executive officers, who were, as of December 31, 2006, Richard D. Spurr, Chairman and Chief Executive Officer; Barry W. Wilson, Chief Financial Officer and Treasurer; Russell J. Morgan, Vice President, Client Services; David J. Robertson, Vice President, Engineering; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary. The entire Board of Directors or the Compensation Committee administers the cash and non-cash compensation programs applicable to the Company’s executive officers. The Compensation Committee is comprised entirely of independent, non-employee directors of the Company.
          Compensation Philosophy and Objectives
          The Board of Directors believes that an effective executive compensation program is one that, among other things, accomplishes the following goals:
•	attracts and retains executives with the experience, skills, and knowledge that the Company seeks and requires;

•	attracts and retains executives committed to achieving the Company’s goals;

•	rewards the achievement and support of specific performance metrics established by the Board of Directors; and

•	rewards increases in shareholder value.
          The Board believes that the executive compensation packages we provide to our executives, including the named executive officers, should include cash and stock-based compensation to accomplish the foregoing goals.
          Role of Executive Officers in Compensation Decisions
          The Company’s Board and the Company’s management each play a role in our compensation process. The matrix below sets forth, in general, the Company’s current practices regarding the authority level for determining certain compensation related matters. As shown, the Board of Directors delegates to Company management the authority to make certain compensation related decisions on behalf of the Board, while retaining the authority in other cases.

Approval Authority Matrix for Certain Compensation Related Matters

Variable
Employee	Salary	Compensation	Stock Option Grants
Chief Executive Officer Chief Financial Officer Chief Legal Officer V.P. Professional Services V.P. Engineering	Board	Board	Board

Other CEO direct reports	CEO	Board/CEO(1)	Board

Rank & file employees	CEO/Mgmt	CEO/Mgmt	CEO(2)

(1)	The Company’s CEO determines the management by objective (“MBO”) objectives for those of his direct reports who have MBO objectives for all or a portion of their variable compensation as compared to the portion, if any, attributable to the attainment of the Board-established variable compensation performance metrics.

(2)	All individual stock option grants in excess of 40,000 shares or any Company-wide stock option grant program and certain other option grants remain subject to the approval of the Board of Directors.
          Our Board of Directors and Compensation Committee seek to implement and maintain a compensation plan for our executive officers that is fair, reasonable and competitive and attracts and retains talented and qualified personnel. The compensation paid in 2006 to the Company’s named executive officers, as set forth below in the “Summary Compensation Table,” consisted almost exclusively of salary, variable compensation, and stock options. The Company has no non-qualified deferred compensation arrangements and no defined benefit retirement plans. The only perquisites provided to the Company’s named executive officers are a partial match of 401(k) contributions (which the Company offers on a non-discriminatory basis to all 401(k) plan participants) and Company funded life insurance benefits (which the Company offers on a non-discriminatory basis to all full-time employees). Since the Company has no non-qualified deferred compensation arrangements; no defined benefit retirement plans, and offers few perquisites, it relies exclusively on stock option grants and severance agreements to promote executive retention and to supplement the cash base salary and variable compensation paid to the Company’s executives.
          Executive Officer Base Salaries
          The Company’s executive officers’ salaries are, in general, established by (a) reference to each executive’s position with the Company and (b) a subjective assessment of the cost to the Company of hiring executives with comparable experience and skills. The Company’s believes it offers its executives, including its named executive officers, a reasonable base salary as subjectively determined by the Board following a recommendation by Company management. The Company has not recently benchmarked the base salaries paid to its executive officers vis-à-vis the compensation paid to other executives in similar positions at comparable companies (other than the benchmarking related to the base salary offered to Mr. Spurr as noted in the immediately following paragraph).

          The Company did benchmark vis-à-vis third parties the base salary offered to Mr. Spurr in connection with the compensation package offered to him in March 2005, when he was appointed the Company’s chief executive officer. At that time, the Compensation Committee commissioned a modestly priced survey of compensation data. The data showed that the annual base salaries paid to chief executive officers for companies with annual revenues of less than $30,000,000, such as the Company, ranged from $200,000 to $338,000, and eight out of the 24 companies surveyed paid a base salary of $300,000 to $338,000, and another 13 out of the 24 companies surveyed paid a base salary of $200,000 to $290,000. The Company believes that Mr. Spurr’s annual base salary of $300,000, which is the same amount paid to the Company’s previous chief executive officer was (and is) reasonable for a chief executive officer in the technology arena in light of the benchmark data.
          Executive Officer Variable Compensation
          The Company believes that variable compensation, based upon performance and achievement, is a necessary component of an executive’s overall compensation package because the base salaries offered to the Company’s executives alone are not sufficient to attract and retain executives with the skills, experience, and knowledge the Company seeks. Furthermore, the Company believes a variable compensation element motivates the recipient to achieve the financial and business objectives established by the Board. The variable compensation payable to the Company’s named executive officers is exclusively based on the Company’s actual performance in comparison to annual Company performance metrics established by the Board. The variable compensation payable to the Company’s sales executives is generally exclusively based on personal performance objectives (i.e., sales goals), while the variable compensation payable to other Company executives is based on a combination of personal performance objectives and the performance metrics established by the Board.
          2006 Variable Compensation Performance Metrics
          The following performance metrics established by the Board for 2006 were those metrics the Board believed to be necessary for the Company to satisfactorily progress toward achieving cash flow breakeven and establishing a viable e-prescribing business.

Performance Metric	Target Achievement	Actual Achievement
Secure messaging new first-year orders	$6.7MM	$4.665MM
Core product total revenue	$20.MM	$18.358MM
Number of new healthcare payors for our e-prescribing service	*	4
New doctors sponsored by healthcare payors	*	2,850
Active prescribers	*	2,801
Q4 Script volume	*	>1.5 MM
Average script fee	*	$.06
Q4 cash usage by the Company’s e-prescribing business unit	($2.5 MM)	Achieved*
Minimum non-restricted cash balance as of December 31, 2006	$10.0MM	$12.783MM

*	Omitted because of competitive considerations.

          Each metric is assigned a “target” threshold, such that if the target is achieved, then the metric is considered to be 100% achieved; and each metric is assigned a “minimum” threshold, such that if the minimum is not achieved, then the metric is considered to be 0% achieved. Achievement of the metric between the minimum threshold and the target threshold results in a pro-rata variable compensation payment, starting with 0% at the minimum threshold. At the time the metrics were established they were believed to be “stretch” targets, but not unreasonable.
          Each of these metrics is also given a relative weight vis-à-vis the other metrics. For calendar year 2006, each of the metrics was given equal weight, except for one metric that was given 50% of the weight of the other metrics because the Board determined it to be somewhat duplicative of another metric.
          2005 and 2006 Variable Compensation Payments
          The maximum variable compensation potentially payable to the Company’s chief executive officer, Mr. Spurr, was established by the Board at the time of his appointment as chief executive officer. The maximum variable compensation potentially payable to Mr. Spurr’s direct reports, including the other named executive officers, is established by the Board following a recommendation from Mr. Spurr.
          The table below sets forth the variable compensation amounts potentially payable to the Company’s executive officers, including the named executive officers, and the amounts actually paid for calendar year 2006 and 2005.

		Maximum Amount
Name		Payable	Amount Actually Paid
Richard D. Spurr	2006	$200,000	$60,800
	2005	$200,000	$106,048
Other Named Executive Officers	2006	$250,000	$60,800
	2005	$250,000	$132,560
All other Company executives	2006	$357,542	$216,503
	2005	$444,000	$369,367
          The amounts actually paid to the named executive officers for 2006 were 30.4% of the maximum amount potentially payable and were based on the Company’s performance relative to the performance metrics established by the Board discussed above. As also noted above, the amounts payable to the other Company officers were based on personal achievement or a combination of personal achievement and performance against the Board established performance metrics.
          Stock Options
          General
          Stock options are awarded by the Company to its executives as a means of retaining and motivating current executives (and attracting potential executives to accept employment with the Company). The Company offers a stock option compensation element for the following reasons:
•	The Company has no non-qualified deferred compensation arrangements and no defined benefit pension plans. The Board recognizes that stock options are the primary means by which the Company’s executives in particular anticipate accumulating the funds they will need for retirement.

•	The Company has been very focused on reducing its cash expenses in recent years. The Board thus uses stock options, in combination with base salary and variable compensation, in formulating the relevant compensation packages.

•	Stock options serve to motivate the option recipient to work to achieve the financial and business metrics that the Board establishes from time to time.

•	Stock options are crucial to recruiting (and retaining) the services of qualified and talented personnel (e.g., the option recipient).
          Policies and Practices
          The Company does not have a formal policy relative to the frequency of option grants to the Company’s executives. The Company generally assesses the appropriateness of stock options to existing Company employees once a year. The Board has recently determined that this “annual” assessment should occur in the December time frame because the Board believes that a year end grant of stock options will enhance employee morale and assist in employee retention at a time of year when employees might otherwise consider initiating a search for new employment.
          The Company does not have a program, plan or practice to select option grant dates for executive officers in coordination with the release of material, non-public information.
          The Company’s practice in recent years has been to grant stock options at an exercise price that equals or exceeds the then-current market price of the Company’s common stock.
          2006 Stock Option Awards
          Mr. Spurr, the Company’s CEO, recommended to the Board the specific number of stock options to be awarded to the Company’s executive officers in 2006, although the Board ultimately made the decision as to the number of options to be awarded to each recipient. Consideration was given to the following factors in allocating options among the various recipients:
1.	How important is the individual’s role to the Company?

2.	What experience and/or critical skills or critical knowledge does the person have in fulfilling that role (i.e., how easily or readily can the incumbent be replaced)?

3.	What is the value of previous option grants in regard to employee retention and motivation for future performance?
          Specifically, options were awarded to Mr. Spurr’s direct reports (10 persons) in February 2006 and to Mr. Spurr in March 2006. In part, the rationale for these option grants was a “catch up” to recompense for the fact that no options were issued to these persons in calendar year 2005. The option grants are listed in the “2006 Grants of Plan-Based Awards Table” below.
          Also, in December 2006, the Company issued a total of 750,000 options to Mr. Spurr’s direct reports (10 persons) and a total of 400,000 options to Mr. Spurr, as noted in the “2006 Grants of Plan-Based Awards Table” below. The quantity of these December grants, representing 1.9% of the Company’s outstanding shares as of December 31, 2006, was subjectively determined by the Board to be fair and equitable to the Company’s shareholders, on the one hand, and the option recipients, on the other hand. The exercise price of all of these December options was $1.50, in comparison to the highest closing price of the Company’s common stock during December 2006, which was $1.23 per share.
          In addition to the general reasons noted above for providing stock options to Company employees, the Board approved these December stock option grants to Mr. Spurr and his direct reports, including the named executive officers, for the following specific reasons: The Board believed that the last 12 months have been particularly difficult for the Company in terms of the challenges that it has confronted; the Board believed the members of the executive team have demonstrated significant commitment to the growth of the Company, exerted substantial energy in the fulfillment of their roles and contributed to the achievement of significant corporate accomplishments; the Board desired to reward the work and accomplishments of the previous 12 months; the previous stock option grants had prices well above the recently prevailing prices of the Company’s stock (see the following paragraph); the Board believed these option grants were critical to executive retention; and, the Board desired to provide a substantial incentive and motivation for continued hard work to maintain positive business momentum.
          With respect to the executive retention and motivational benefits of these December option grants, the Board noted that the exercise prices of a significant portion of the options held by Mr. Spurr and his direct reports prior to the December grants were clustered in the $3.00 — $5.00 range, in comparison to the highest closing price of the Company’s common stock during December 2006, which was $1.23 per share. The Board also noted that Mr. Spurr will not realize any economic benefit from his options (currently priced at $1.50, $3.78, $4.00, and $6.00, as noted in the “2006 Outstanding Equity Awards at Fiscal Year-End Table” below unless the price of the Company’s common stock increases significantly.
          The Board made the final 2006 option award decisions based on its subjective consideration of the foregoing factors.
          Impact of Accounting and Tax Treatments of Compensation
          The tax or accounting treatments of the salary compensation, variable compensation, or stock options paid or awarded to Company executives is not a factor in determining the magnitude of compensation payable to them or the relative mix of these elements in their compensation packages.
          The Company recognizes that compensation in excess of $1,000,000 per year realized by any of the Company’s five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Spurr holds options to acquire 650,000 shares of the Company’s common stock, with an exercise price of $10.80 per share, which were granted in February 2004 in connection with the inception of his employment. These options do not comply with the requirements of Section 162(m), which, among other things, would have required the Company to obtain shareholder approval of the option grants. Time was of the essence when the Company was discussing Mr. Spurr’s potential employment. Seeking shareholder approval of the option grants would have, in the Board’s opinion, imposed an unwarranted and harmful delay in completing the employment arrangements and the commencement of employment duties. Accordingly, these options may, during the year of exercise, result in Mr. Spurr realizing compensation in excess of $1,000,000, depending on the number of options exercised and the price of the Company’s common stock at the time. The Company will not be entitled to deduct the compensation exceeding the $1,000,000 limit.
          Employment Agreements, Severance Payments and Change of Control Payments
          General
          The Company has no employment agreements with any of the Company’s named executive officers.
          The Company has used severance agreements on a selective basis to attract and retain executives. The Board believes these severance agreements have been particularly helpful to employee retention in recent years, given the Company’s recent history of substantial operating losses and the attendant perception of financial instability. The Company also believes they provide a legal “consideration” supporting the confidentiality and non-solicitation provisions that are contained in certain of the Company’s agreements with its employees.
          The Company’s severance agreements typically provide for the payment of “x” months base salary if the affected executive resigns employment for “good reason” (i.e., is constructively discharged from employment) or if the executive’s employment is actually terminated “other than for cause,” as defined. In some cases, the agreements provide for payments to the affected executive on the occurrence of a “change of control.” The Company believes that a “change of control” payment is a significant factor in employee retention. The amount of the severance payment offered has been subjectively determined by the Company. In recent years the amount of the severance payment offered has decreased from the amount offered in previous years.
          Named Executive Officer Severance Agreements
          We are party to severance agreements with four of the Company’s named executive officers: Messrs. Morgan, Robertson, Spurr and Woessner.
          The agreement with Mr. Morgan provides for the payment to him of six months of base salary if Mr. Morgan’s employment is terminated by the Company without cause. The agreement with Mr. Morgan does not define “cause,” but for these purposes the term will generally have a meaning comparable to the meaning given the term in the severance agreements between the Company and the other named executive officers. The aggregate amount that would have been payable to Mr. Morgan as of December 31, 2006, upon termination of his employment without cause is $94,387.50. Mr. Morgan’s severance agreement does not specify the timing of the payment. Pursuant to agreements between the Company and Mr. Morgan, Mr. Morgan is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.
          The agreement with Mr. Robertson provides for the payment to him of six months of base salary if Mr. Robertson’s employment is terminated by the Company without cause. For these purposes, “cause” means (1) the conviction of employee of any felony, or (2) the intentional and continued failure by employee to substantially perform employee’s employment duties, such intentional action involving willful and deliberate malfeasance or gross negligence in the performance of employee’s duties (other than any such failure resulting from employee’s incapacity due to physical or mental illness), after written demand for substantial performance, such demand not to be unreasonable, is delivered by the company or an affiliate, as applicable, that specifically identifies the manner in which the company or the affiliate, as applicable, believes employee has not substantially performed employee’s duties and which continues beyond a period of 10 business days immediately after notice thereof by the company to employee, (3) the intentional wrongdoing by employee that is materially injurious to the Company or employing affiliate, as applicable, or (4) acts by employee of moral turpitude that are injurious to the Company. For purposes of this definition, no act, or failure to act, on the part of employee shall be deemed to be “intentional” unless done, or omitted to be done, by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interests of the Company or the employing affiliate, or both, as applicable.
          The agreement with Mr. Robertson also provides for the payment to him of six months of base salary if Mr. Robertson resigns employment for “good reason.” For these purposes, “good reason” means a cumulative reduction of more than 10% based on employee’s highest annual base salary during the term of employee’s employment with the Company.
          The aggregate amount that would have been payable to Mr. Robertson as of December 31, 2006, upon termination of his employment without cause or resignation for good reason is $100,000. Mr. Robertson’s severance agreement does not specify the timing of the payment. Pursuant to agreements between the Company and Mr. Robertson, Mr. Robertson is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.
          The severance agreement with Mr. Spurr provides for the payment to him of nine months of base salary if Mr. Spurr’s employment is terminated by the Company without cause. For these purposes, “cause” means (1) the willful and continued failure by employee to substantially perform his duties under the employment agreement (other than any such failure resulting from employee’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Board that specifically identifies the manner in which the Board believes employee has not substantially performed his duties; or (2) the willful engaging by employee in misconduct that is materially injurious to the Company; or (3) the conviction of employee, or a plea by employee of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to, any felony or crime of moral turpitude. For purposes of this definition, no act, or failure to act, on employee’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company.
          The severance agreement with Mr. Spurr also provides for the payment to him of nine months of base salary if Mr. Spurr resigns employment for “good reason.” For these purposes, “good reason” means (1) a failure by the Company to comply with any material provision of the employment agreement or Mr. Spurr’s original stock option agreement for 650,000 option shares that has not been cured within 10 days after notice of such noncompliance has been given by employee to the Company; (2) any material diminution in employee’s title and duties; (3) any purported termination of employee’s employment that is not effected pursuant to a notice of termination satisfying the procedural requirements of the employment agreement; (4) the assignment of duties or position that would necessitate a change in the location of employee’s home; or (5) the Company fails to maintain directors and officers liability insurance coverage, including coverage for the employee, in an amount equal to at least $10,000,000. Mr. Spurr’s agreement was a term and condition of his original employment with the Company.
          The aggregate amount that would have been payable to Mr. Spurr as of December 31, 2006, upon termination of his employment without cause or resignation for good reason is $225,000. The severance payment would have been paid by the Company, at its election, either in a lump-sum amount or paid over a period of nine months. Pursuant to agreements between the Company and Mr. Spurr, Mr. Spurr is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.
          Mr. Woessner’s agreement, originally entered into in 1996 (and subsequently amended and restated), and provided to the other Company senior executives at that time for the purpose of retention, provides that Mr. Woessner be paid a severance payment equal to two months of severance for every year of employment (not to exceed 18 months of severance) if the Company terminates his employment other than for “cause” or if he resigns employment for “good reason.” This formula was specifically designed to encourage and reward tenure with the Company. Mr. Woessner is eligible to receive the maximum amount payable under the agreement, based on his tenure. For these purposes, “cause” means (1) the intentional and continued failure by employee to substantially perform employee’s employment duties such intentional actions involving willful and deliberate malfeasance or gross negligence in the performance of employee’s duties (other than any such failure resulting from employee’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the company or an affiliate, as applicable, that specifically identifies the manner (such demand not to be unreasonable) in which the company or the affiliate, as applicable, believes employee has not substantially performed employee’s duties; or (2) the willful engaging by employee in misconduct that is materially injurious to the Company or employing affiliate, as applicable; or (3) the conviction of employee of any felony or crime of moral turpitude that is injurious to the Company; or (4) employee attains the mandatory retirement age specified in any applicable retirement plan of the Company or any successor-in-interest (but for purposes of the clause (4), any such mandatory retirement age shall not be less than age 65). For purposes of this definition no act, or failure to act, on employee’s part shall be considered “willful” unless done, or omitted to be done, by employee not in good faith and without reasonable belief that employee’s action or omission was in the best interest of the Company or the applicable affiliate(s), or both, as applicable.
          For Mr. Woessner’s severance agreement, “good reason” means (1) any material diminution in employee’s title and duties that has not been cured within thirty days after notice of such noncompliance has been given (within 30 days of the alleged material diminution) by employee to the Company or the employing affiliate, as applicable. A change in title or duties will not be considered to be a “material diminution” in title or duties if, after such change, employee is an officer of the Company; employee’s reporting relationship does not change or employee reports to the Company’s chief executive officer or chief operating officer; and a substantial portion of employee’s duties are in employee’s field of professional training or experience; (2) a reduction of more than 10% in employee’s base salary (with the 10% being cumulative over the term of employee’s employment, but any percentage reduction that is actually made is made against the employee’s then current base salary); (3) any purported termination for cause of employee’s employment that is not effected pursuant to the procedural requirements of the severance agreement; (4) the location of employee’s place of employment is moved more than 50 miles from its current location; or (5) employee becomes the subject of a disability.
          The aggregate amount that would have been payable to Mr. Woessner as of December 31, 2006, upon termination of his employment without cause or resignation for good reason is $337,500. Mr. Robertson’s severance agreement does not specify the timing of the payment, while Mr. Woessner’s severance agreement provides that the severance payment would have been paid by the Company in a lump-sum amount. Pursuant to agreements between the Company and Mr. Woessner, Mr. Woessner is (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.
          Mr. Robertson’s and Mr. Woessner’s severance agreements also provide for the payment to them of six months and twenty-four months, respectively, of their respective base salaries if a “change in control” of the Company occurs. For these purposes, a “change in control” generally means (1) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, other than an affiliate, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power to elect directors of the then-outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is owned, directly or indirectly, in the aggregate by persons who were shareholders, directly or indirectly, of the Company immediately prior to such merger, consolidation, or reorganization; (2) the Company sells all or substantially all of its assets to any other corporation or other legal person, other than an affiliate, and as a result of such sale, less than a majority of the combined voting power to elect directors of the then-outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is owned, directly or indirectly, in the aggregate by persons who were shareholders, directly or indirectly, of the Company immediately prior to such sale; (3) any “acquiring person” has become the beneficial owner of securities which when added to any securities already owned by such person would represent in the aggregate 35% or more of the then-outstanding securities of the Company which are entitled to vote to elect directors; (4) if, at any time, the “continuing directors” then serving on the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; (5) any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act; or (6) such other events that cause a change in control of the Company, as determined by the Board of Directors in its sole discretion.
          The aggregate amount that would have been payable to Mr. Robertson and Mr. Woessner as of December 31, 2006, upon a change of control was $100,000 and $450,000, respectively. Mr. Robertson’s severance agreement does not specify the timing of the payment, while the severance payment to Mr. Woessner would have been paid by the Company in a lump-sum amount. Pursuant to agreements between the Company and Messrs. Robertson and Woessner, they are (i) required to maintain Company confidential and proprietary information in confidence for an indefinite period following separation from service with the Company; (ii) prohibited from soliciting to conduct any competitive business with a Company customer for a period of six months following separation from employment; and (iii) prohibited from soliciting for employment Company employees for a period of 12 months following separation from employment.

          In some cases, the vesting of options held by some of the named executive officers accelerates following a change in control, resignation for good reason, or employment termination without cause, as applicable. Assuming approval of the Stock Option Plan Amendment, as noted under “PROPOSAL FOUR — AMENDMENT TO ZIX CORPORATION NON-DIRECTOR STOCK OPTION PLANS, Acceleration of Stock Option Vesting Upon Employment Termination or Other Separation From Service,” appearing on page 20 above, the Board currently plans to exercise the authority conferred on it by the Stock Option Plan Amendment to accelerate the vesting of outstanding options upon employment termination “without cause” for the Company’s chief executive officer and such of his direct reports that currently have or are hereafter granted severance agreements, assuming such a change would not produce an unacceptable financial accounting consequence to the Company. The Board believes these option acceleration provisions encourage employee retention.
          Equity Ownership Requirements or Guidelines
          The Company does not have any equity or security ownership requirements or guidelines for its executive officers or its directors.
          Benchmarking of Compensation
          The Company has been very focused on reducing its cash expenses in recent years as a precursor to achieving its publicly stated goal of achieving cash flow breakeven. Thus, the Company has not generally been willing to incur the expense of benchmarking the compensation payable to its executive officers. Moreover, other than for the benchmarking conducted in connection with the initial hiring of Mr. Spurr in 2005 as discussed above, there has been no particular need for benchmarking in recent years of the base salaries being paid to the named executive officers because none of them received any increase in base salary compensation in 2005 or 2006 nor through March 31, 2007.
          The foregoing “Compensation Discussion and Analysis” is submitted by the Board of Directors:
          Robert C. Hausmann
          Charles N. Kahn III
          James S. Marston
          Antonio R. Sanchez III
          Paul E. Schlosberg
          Richard D. Spurr

Compensation Committee Report
          The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with the Company’s management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement for the 2007 Annual Meeting of Shareholders (and incorporated by reference into the Company’s 2006 Annual Report on Form 10-K).
          The foregoing “Compensation Committee Report” is submitted by the following independent directors, who comprise the Compensation Committee of the Board of Directors:
          James S. Marston
          Antonio R. Sanchez III
          Paul E. Schlosberg

Summary Compensation Table
          The following table sets forth information pertaining to the compensation paid to the specified company executive officers in calendar year 2006.

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
				Stock	Option		Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards(1)		Compensation(2)	Earnings	Compensation(3)	Total
Position	Year	$	$	$	$		$	$	$	$
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Richard D. Spurr Chairman, Chief Executive Officer and President	2006	$300,000	—	—	$1,097,376		$60,800	—	$966	$1,459,142
Bradley C. Almond* Former Vice President, Finance and Administration, Chief Financial Officer and Treasurer	2006	$194,423	—	—	$55,190	(4)	—	—	$361	$249,974
Barry W. Wilson Chief Financial Officer and Treasurer	2006	$132,917	—	—	$14,909	(4)	$20,000	—	$4,672	$172,498
Russell J. Morgan(5) Vice President, Client Services	2006	$193,984	—	—	$30,904	(4)	$22,800	—	$8,747	$256,434
David J. Robertson Vice President, Engineering	2006	$200,000	—	—	$39,264	(4)	$22,800	—	$5,630	$267,694
Ronald A. Woessner Senior Vice President, General Counsel and Secretary	2006	$225,000	—	—	$109,065	(4)	$15,200	—	$5,630	$354,895

*	Mr. Almond is no longer employed by the Company. He was succeeded by Mr. Barry Wilson.

(1)	The stated amount is the aggregate compensation financial accounting expense (cost) recognized with respect to person’s outstanding stock options during calendar year 2006. These amounts were computed in accordance with the requirements of Financial Accounting Standards 123R (“FAS 123R”). The assumptions underlying the computation of the fair market value of these options (and the corresponding compensation expense (cost) during calendar year 2006) are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2006 Annual Report on Form 10-K.

(2)	Other than the amounts payable to Mr. Wilson, the stated amounts were paid based on the achievement of the predetermined performance objectives approved by our Board of Directors as described in the “Compensation Discussion and Analysis” above.

(3)	Includes 401(k) company contribution and life insurance premiums paid by us for the benefit of the named person.

(4)	The vesting of certain options held by Messrs. Wilson, Morgan, Robertson and other Company employees was accelerated in December 2005, as described in the Company’s filing on Form 8-K, dated January 4, 2006. The vesting of Mr. Woessner’s options was not accelerated. If his option vesting had been accelerated, the stated amount for Mr. Woessner would have been in the range of the stated amounts for Messrs. Morgan and Robertson. The purpose of the option acceleration was to eliminate future compensation expense the Company would otherwise have been required to recognize in its income statement with respect to the accelerated options once FAS 123R, a new accounting rule at that time, became effective on January 1, 2006.

(5)	Actual compensation was paid in Canadian dollars and has been translated to U.S. dollars using the 2006 average daily exchange rate of .881743 U.S. dollar per Canadian dollar.

Grants of Plan-Based Awards Table
          The following table sets forth information pertaining to grants of awards under company-sponsored non-equity incentive plans and equity incentive plans to the specified company executive officers in calendar year 2006.

			Estimated Future
			Payouts Under
			Non-Equity
			Incentive Plan	All Other Option				Grant Date Fair
			Awards	Awards: Number of	Exercise or Base			Value of Stock and
			Maximum or Target	Securities	Price of Option		Closing Price on	Option Awards
			($)	Underlying Options	Awards		Grant Date	($)
Name	Approval Date	Grant Date	(1)	(#)	($/Sh)		($)	(5)
Richard D. Spurr	03/02/06	03/02/06	—	350,000	$4.00		$1.60	$332,164.09
	02/08/06	02/08/06	$200,000	—	—		—	—
	12/18/06	12/18/06	—	400,000	$1.50	(3)	$1.07	$269,656.01
Bradley C. Almond*	02/21/06	02/22/06	—	100,000	$3.00		$1.82	$117,086.36
	02/08/06	02/08/06	$50,000	—	—		—	—
Barry W. Wilson	02/01/06	02/15/06	—	15,012	$2.50	(4)	$1.92	$19,319.29
	11/01/06	02/08/06	$20,000 (2)	—	—		—	—
	12/18/06	12/18/06	—	30,000	$1.50	(3)	$1.07	$20,224.20
Russell J. Morgan	02/21/06	02/22/06	—	80,000	$3.00		$1.82	$93,669.09
	02/08/06	02/08/06	$75,000	—	—		—	—
	12/18/06	12/18/06	—	85,000	$1.50	(3)	$1.07	$57,301.90
David J. Robertson	02/21/06	02/22/06	—	100,000	$3.00		$1.82	$117,086.36
	02/08/06	02/08/06	$75,000	—	—		—	—
	12/18/06	12/18/06	—	100,000	$1.50	(3)	$1.07	$67,414.00
Ronald A. Woessner	02/21/06	02/22/06	—	80,000	$3.00		$1.82	$93,669.09
	02/08/06	02/08/06	$50,000	—	—		—	—
	12/18/06	12/18/06	—	80,000	$1.50	(3)	$1.07	$53,931.20

*	Mr. Almond is no longer employed by the Company. He was succeeded by Mr. Barry Wilson.

(1)	Other than for Mr. Wilson, the maximum amounts were established by the Board of Directors pursuant to a non-equity variable compensation (incentive) plan. The variable compensation (incentive) plan provided that the amounts actually to be paid would be based on the achievement of pre-determined performance objectives stated in the plan. For a description of the variable compensation plan, see “COMPENSATION DISCUSSION AND ANALYSIS — 2006 Variable Compensation Performance Metrics” for a discussion of the variable compensation plan. The amounts actually paid to each of the named executive officers for calendar year 2006 (representing approximately 30.4% of the targeted amounts) are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.

(2)	The amount potentially payable to Mr. Wilson was contingent upon the timely filing of the Company’s 2006 Annual Report on Form 10-K, provided that Mr. Wilson was still serving in the role of the Company’s acting Chief Financial Officer at the time of the filing of the Company’s 2006 Annual Report Form 10-K.

(3)	Company management recommended to the Board of Directors that the option exercise price be the greater of $1.50 or 10% above the closing price of the Company’s common stock on the date of grant.

(4)	Company management recommended to the Board of Directors that the option exercise price be the greater of $2.50, the price paid by the outside investors in the Company’s August 2005 equity financing, or 25% above the closing price of the Company’s common stock on the date of grant.

(5)	The stated amount is the aggregate fair market value of the option grant on the grant date computed in accordance with the requirements of Financial Accounting Standards 123R (“FAS 123R”). The assumptions underlying the computation of the fair market value are set forth in Footnote 4, “Stock

     Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2006 Annual Report on Form 10-K.
Outstanding Equity Awards at Fiscal Year-End
          The following table sets forth information pertaining to company unexercised stock options to the specified company executive officers as of December 31, 2006. As of March 31, 2007, no stock awards have been granted to the specified company executive officers and, hence, none are reflected in the following table

	Option Awards
				Equity Incentive
	Number of	Number of		Plan Awards: Number
	Securities	Securities		of Securities
	Underlying	Underlying		Underlying
	Unexercised Options	Unexercised Options		Unexercised	Option
	(#)	(#)		Unearned Options	Exercise Price	Option Grant	Option
Name	Exercisable	Unexercisable		(#)	($)	Date	Expiration Date
Richard D. Spurr	605,682	44,318	(1)	—	$10.80	02/24/04	02/23/14
	233,333	116,667	(2)	—	$6.00	11/17/04	11/16/14
	204,167	145,833	(2)	—	$3.78	03/23/05	03/22/15
	87,500	262,500	(2)	—	$4.00	03/02/06	03/01/16
	—	400,000	(2)	—	$1.50	12/18/06	12/17/16
Bradley C. Almond*	—	—		—	—	—	—
Barry W. Wilson	13,334	—		—	$2.50	08/07/02	08/16/12
	4,860	1,620	(3)	—	$4.63	08/06/04	08/05/14
	25,000	—		—	$5.00	12/21/04	12/20/14
	2,000	2,000	(3)	—	$3.12	06/03/05	06/02/15
	3,753	11,259	(2)	—	$2.50	02/15/06	02/14/16
	—	30,000	(2)	—	$1.50	12/18/06	12/17/16
Russell J. Morgan	40,000	—		—	$3.60	09/03/02	09/02/12
	10,000	—		—	$4.38	01/22/03	01/21/13
	100,000	—		—	$5.00	09/08/04	09/07/14
	20,000	60,000	(2)	—	$3.00	02/22/06	02/21/16
	—	85,000	(2)	—	$1.50	12/18/06	12/17/16
David J. Robertson	125,000	—		—	$5.25	03/20/02	03/19/12
	50,000	—		—	$4.38	01/22/03	01/21/13
	100,000	—		—	$5.00	09/08/04	09/07/14
	25,000	75,000	(2)	—	$3.00	02/22/06	02/21/16
	—	100,000	(2)	—	$1.50	12/18/06	12/17/16
Ronald A. Woessner	18,750	—		—	$21.38	10/30/00	10/29/10
	8,333	—		—	$5.15	01/22/02	01/21/12
	4,166	—		—	$4.25	02/21/02	02/20/12
	66,667	33,333	(2)	—	$6.00	11/17/04	11/16/14
	20,000	60,000	(2)	—	$3.00	02/22/06	02/21/16
	—	80,000	(2)	—	$1.50	12/18/06	12/17/16

*	Mr. Almond is no longer employed by the Company. He was succeeded by Mr. Barry Wilson.

(1)	These options vested 25% in April 2004 and the remaining balance vests quarterly through January 2007 on a pro-rata basis.

(2)	These options vest quarterly on a pro-rata basis through the third anniversary of the grant date.

(3)	One-third of these options vest on the first anniversary of the grant date and the remaining balance vests quarterly on a pro-rata basis through the third anniversary of the grant date.

Option Exercises and Stock Vested
          There were no such stock option exercises or stock awards/acquisitions by the named executive officers in calendar year 2006.
Pension Benefits
          The Company has no company-sponsored plan that provides for specified retirement payments and benefits, or payments and benefits that will be provided primarily following retirement to any Company employees.
Nonqualified Deferred Compensation
          The Company has no company-sponsored plan that provides for the payment of nonqualified deferred compensation to any Company employees.
Director Compensation Table
          Set forth below is a summary of the cash and non-cash compensation paid to our directors in calendar year 2006:

	Fees					Change in
	Earned or					Pension Value and
	Paid in	Stock			Non-Equity	Nonqualified
	Cash	Awards	Option		Incentive Plan	Deferred	All Other
	($)	($)	Awards		Compensation	Compensation	Compensation	Total
Name	(1)	(2)	($)		($)	Earnings	($)	($)
Robert C. Hausmann	$17,000	—	$19,690	(3)	—	—	—	$36,690
Charles N. Kahn III	$21,000	—	$15,755	(4)	—	—	—	$36,755
James S. Marston	$24,000	—	$149,776	(5)	—	—	—	$173,776
Antonio R. Sanchez III	$17,000	—	$78,666	(6)	—	—	—	$95,666
Paul E. Schlosberg	$21,000	—	$15,755	(7)	—	—	—	$36,755
Dr. Ben G. Streetman*	$19,000	—	$149,776	(8)	—	—	—	$168,776

*	Former director

(1)	See the discussion below for an explanation of the cash compensation paid to our directors.

(2)	The stated amount is the aggregate compensation financial accounting expense (cost) recognized with respect to the person’s outstanding stock options during calendar year 2006. These amounts were computed in accordance with the requirements of Financial Accounting Standards 123R (“FAS 123R”). The assumptions underlying the computation of the fair market value of these options (and the corresponding compensation expense (cost) during calendar year 2006) are set forth in Footnote 4, “Stock Options and Stock-based Employee Compensation” to our Audited Financial Statements included in our 2006 Annual Report on Form 10-K.

(3)	Mr. Hausmann holds options to acquire 65,000 shares of our common stock, of which 25,000 were vested as of March 31, 2007.

(4)	Mr. Kahn holds options to acquire 106,338 shares of our common stock, of which 38,779 were vested as of March 31, 2007. The aggregate fair market value of his January 2006 and June 2006 option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $3,360 and $22,683, respectively.

(5)	Mr. Marston holds options to acquire 419,413 shares of our common stock, of which 338,521 were vested as of March 31, 2007. The aggregate fair market value of his January 2006 and June 2006 option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $3,360 and $22,683, respectively.

(6)	Mr. Sanchez holds options to acquire 196,338 shares of our common stock, of which 111,279 were vested as of March 31, 2007. The aggregate fair market value of his January 2006 and June 2006 option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $3,360 and $22,683, respectively.

(7)	Mr. Schlosberg holds options to acquire 106,338 shares of our common stock, of which 38,779 were vested as of March 31, 2007. The aggregate fair market value of his January 2006 and June 2006 option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $3,360 and $22,683, respectively.

(8)	Dr. Streetman holds options to acquire 391,605 shares of our common stock, of which 310,713 were vested as of March 31, 2007. The aggregate fair market value of his January 2006 and June 2006 option grants on the respective grant dates computed in accordance with the requirements of FAS 123R was $3,360 and $22,683, respectively.
          Pursuant to the terms of the Zix Corporation 2006 Directors’ Stock Option Plan (the “2006 Directors’ Plan”), on the day that a non-employee director is first appointed or elected to the Board, such director shall be granted nonqualified options to purchase 25,000 shares of our common stock. The options vest quarterly and pro-rata over one year from the date of grant. Also, according to the 2006 Director’s Plan, on the first business day in January of each year, each non-employee director that has served on the Board for at least six months as of the grant date shall be granted nonqualified options to purchase a number of shares of our common stock equal to the greater of (i) one-half of one percent of the number of our outstanding common stock shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares of our common stock, divided by the greater of (A) five or (B) the number of non-employee directors that have served on our Board for at least six months as of the date of grant; provided that, the number of shares of our common stock covered by any such January option grant shall not exceed 40,000 shares. The options vest quarterly and pro-rata over three years from the grant date. The exercise price of the 25,000 share option grants and of the January share option grants shall be 100% of the fair market value of our common stock on the date of grant. The options may not be exercised after the tenth anniversary of the date of grant.
          As noted above, under “PROPOSAL TWO, AMENDMENTS TO ZIX CORPORATION 2006 DIRECTORS STOCK OPTION PLAN — Proposed New Automatic Grant of Options Being Submitted for Shareholder Approval” we are proposing to grant our non-employee directors stock options for serving on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Directors and other eligible committees of the Board of Directors.
          In addition to the options described above, we pay our non-employee directors cash fees as follows:
•	Cash payment of $2,000 per meeting per director for attendance in person at Board meetings;

•	Cash payment of $1,000 per meeting per director for attendance at telephonic Board meetings;

•	Annual cash payment of $5,000 per director for serving as Chair of a Board committee (assuming attendance of at least two-thirds of the meetings); and

•	Annual cash payment of $3,000 per director for serving as a member (i.e., not the Chair) of a Board committee (assuming attendance of at least two-thirds of the meetings).

          We also reimburse our directors for expenses they incurred attending our Board or committee meetings.
Equity Compensation Plan Information
          The following table provides information about our equity compensation arrangements that have been approved by our shareholders, as well as equity compensation arrangements that have not been approved by our shareholders, as of December 31, 2006:

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	7,447,569 (1)	$4.74 (1)	944,549 (1)
Equity compensation plans not approved by shareholders	2,228,741	$7.53	372,712
Total	9,676,309	$5.38	1,317,261

(1)	Excludes the shares that have been granted, or are available for grant, under our 2005 Stock Compensation Plan. The 2005 Stock Compensation Plan allows us to use our common stock to pay salary, bonus, commission compensation and severance compensation payable to our employees and former employees. Since the inception of the 2005 Stock Compensation Plan through March 31, 2007, 380,328 shares have been issued at an average price of $2.47 for these purposes. The 2005 Stock Compensation Plan also permits us to issue restricted stock awards. As of March 31, 2007, we have not issued any restricted stock awards under the 2005 Stock Compensation Plan. As of March 31, 2007, 619,672 shares were available for issuance under the 2005 Stock Compensation Plan.
          A description of the material terms of our equity arrangements that have not been approved by our shareholders follows.
Richard D. Spur, the Company’s Chairman, Chief Executive Officer and President
          In February 2004, Mr. Spurr, our current Chairman, Chief Executive Officer and President, received options to acquire 650,000 shares of our common stock at an exercise price of $10.80 per share. These options vested 25% in April 2004 and the remaining balance vests quarterly through January 2007 on a pro-rata basis. The options automatically vest 100% in the event of a change in control of our company. At December 31, 2006, all 650,000 options remained unexercised. For additional information regarding these options, see the “Compensation Discussion and Analysis” above.
John A. Ryan, the Company’s former Chairman, Chief Executive Officer and President
          In November 2001, we entered into an employment agreement with Mr. Ryan, our former Chairman, Chief Executive Officer and President. At the inception of Mr. Ryan’s employment, he received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share that became fully vested in November 2003 pursuant to the John Ryan 2001 Stock

Option Agreement Plan. As of December 31, 2006, all of these options remained unexercised. These options expire during calendar year 2007.
Other Non-Shareholder Approved Executive Stock Option Agreements
          In 2001 and 2002, options to purchase 450,000 shares of our common stock were granted to key company executives. The options have exercise prices ranging from $4.96 to $5.25 and became fully vested in March 2005. At December 31, 2006, 125,000 shares remained outstanding.
Other Non-Shareholder Approved Stock Option Agreements With Employees
          As of December 31, 2006, 77,079 and 295,633 shares of our common stock were reserved for issuance upon exercise of outstanding stock options granted to employees under our 2001 Employee Stock Option Plan and 2003 New Employee Stock Option Plan, respectively. The terms of these stock option plans and plan arrangements are substantially the same as (if not identical to) the provisions of our 2004 Stock Option Plan. These options have exercise prices ranging from $3.00 to $11.00. The exercise price of all of these options was the fair market value of our common stock or greater on the date of grant, and the vesting periods ranged from immediately vested to vesting pro-rata over three years.
Non-Shareholder Approved Stock Option Agreements With Third Parties
          From time-to-time, we may grant stock options to consultants, contractors and other third parties for services provided to our company. At December 31, 2006, options outstanding under non-shareholder approved arrangements to non-employees were 260,000.
Certain Relationships and Related Transactions
          There were no transactions since January 1, 2006, between the Company and a “related person” required to be reported under SEC Rule Regulation S-K, Item 404(a). However, as a matter of information, Todd R. Spurr, the son of Richard D. Spurr, our Chairman, Chief Executive Officer and President, is employed as an Account Executive in our Secure email sales department. Todd Spurr’s employment with the Company pre-dates Richard D. Spurr’s employment with the Company. Todd Spurr’s compensation is comprised of a base salary and commissions. The Company’s policy regarding the approval of any proposed transaction between the Company and a “related person” required to be reported under SEC Rule Regulation S-K, Item 404(a) is that such transaction would be subject to the review and approval of a majority of the disinterested director members of the Company’s Board of Directors.
OTHER MATTERS
          The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card and voting instructions to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

WHERE YOU CAN FIND MORE INFORMATION
          You may read and copy any reports, statements or other information that the Company files with the SEC directly from the SEC. You may either:
•	read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•	visit the SEC’s Internet site at www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.
          You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
          You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 20, 2007. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).
          Our 2006 Annual Report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2006 (excluding exhibits), will be mailed together with this Proxy Statement. The Annual Report does not constitute any part of the proxy solicitation material.
          PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

RONALD A. WOESSNER
Senior Vice President, General Counsel and Secretary

Dallas, Texas
April 20, 2007

Appendix A
ZIX CORPORATION 2006 DIRECTORS’ STOCK OPTION PLAN
(Amended and Restated as of June 7, 2007)
Section 1. Purpose
          The purpose of the Zix Corporation 2006 Directors’ Stock Option Plan (hereinafter called the “Plan”) is to advance the interests of Zix Corporation, a Texas corporation (hereinafter called the “Company”), by strengthening the ability of the Company to attract, on its behalf, and retain Non-Employee Directors (as defined below) of high caliber through encouraging a sense of proprietorship by means of stock ownership.
Section 2. Definitions
          “Board” shall mean the Board of Directors of the Company.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.
          “Committee” shall mean the entire Board of Directors, or if the administration of the Plan has been delegated to a committee of the Board, a committee selected by the Board and comprised of at least two directors. To the extent necessary to comply with applicable rules and regulations, the Committee shall consist of two or more independent directors.
          “Common Stock” shall mean the Common Stock of the Company, par value $.01 per share.
          “Date of Grant” shall mean the date on which an Option is granted under the Plan.
          “Designated Beneficiary” shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee’s death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee’s estate.
          “Fair Market Value” shall mean the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of the Common Stock on the date specified as reported by the Nasdaq Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.
          “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or a subsidiary.
          “Option” shall mean a nonqualified option to purchase shares of the Company’s Common Stock.
          “Optionee” shall mean the person to whom an Option is granted under the Plan or who has obtained the right to exercise an Option in accordance with the provisions of the Plan.

Section 3. Administration
          The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive and binding on all persons.
Section 4. Eligibility
          All Non-Employee Directors shall be eligible to receive awards of Options under the Plan.
Section 5. Maximum Amount Available for Awards
          Subject to the provisions of Section 9, the maximum number of shares of Common Stock in respect of which Options may be granted under the Plan shall be 1,100,000 shares of Common Stock. Shares of Common Stock may be made available from authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the Plan.
Section 6. Stock Options
          (a) During the term of the Plan, on the day that any Non-Employee Director is first appointed or elected to the Board, such director shall be granted nonqualified Options to purchase 25,000 shares of Common Stock. The Options shall vest quarterly and pro-rata over one year from the date of grant. Also, on the first business day in January of each year during the term of the Plan, each Non-Employee Director that has served on the Board for at least six months as of the grant date shall be granted nonqualified Options to purchase a number of shares of Common Stock equal to the greater of (i) one-half of one percent of the number of the Company’s outstanding Common Stock shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares of Common Stock, divided by the greater of (A) five or (B) the number of Non-Employee Directors that have served on the Board for at least six months as of the Date of Grant; provided that, the number of shares of Common Stock covered by any such January option grant shall not exceed 40,000 shares; and provided further that, this 40,000 share limitation is exclusive of the option grants noted in Section 6(b) below. The Options shall vest quarterly and pro-rata over three years from the grant date. The exercise price of the 25,000 share option grants and of the January share option grants shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. The Options may not be exercised after the tenth anniversary of the Date of Grant.
          (b) The following grants to each Non-Employee Director that served on the Board for at least six months as of January 1, 2006, are hereby made, effective the date of the Company’s 2006 Annual Meeting of Shareholders:
•	A grant covering 38,838 shares, at an exercise price of the greater or (i) $1.93 per share or (ii) the Fair Market Value of the Common Stock on the Adoption Date (as defined below).

•	The Options granted pursuant to this Section 6(b) shall vest as follows: 1/12 of the shares of Common Stock subject to each Option grant (i.e., 3,327 shares) shall vest on the date the Plan is approved by the Company’s shareholders, and the balance of the shares of Common Stock subject to each such Option grant shall vest quarterly and pro-rata in 11 equal tranches, with the first such option tranche vesting on July 3, 2006 and the last such option tranche vesting on January 3, 2009.
          (c) During the term of the Plan, on the day that any Non-Employee Director is first appointed to serve on the Board of Directors’ Audit Committee, Compensation Committee, or the Nominating and Corporate Governance Committee, or their respective successors-in-interest, or on the day any Non-Employee Director is first appointed (or, if later, the date the committee first becomes active) to serve on another eligible committee of the Board, then such director shall be granted for annual service on each such committee, nonqualified Options to purchase 5,000 shares of Common Stock, if serving as the chair of the committee, or 3,000 shares of Common Stock, if serving as a member but not the chair of the committee. The Options shall vest quarterly and pro-rata over three years from the date of grant. The exercise price of these share option grants shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. The Options may not be exercised after the tenth anniversary of the Date of Grant. For example, if a board member is serving as the chair of one of the aforementioned committees, and as a member of the two other aforementioned committees, then the board member shall receive Options to purchase 11,000 shares of Common Stock. For these purposes, an “eligible” committee means a Board committee that has been duly authorized by the Board of Directors, is actively conducting the business for which it was formed, and is reasonably expected, as determined either at the time of the creation of the committee or at the time it begins actively conducting the business for which it was formed, to have a term of nine months or more.
          (d) Furthermore, effective the day of the Company’s 2007 Annual Meeting of Shareholders, each Non-Employee Director that is serving on any of the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee of the Board of Directors shall be granted for service on each such committee, nonqualified Options to purchase 2,500 shares of Common Stock, if serving as the chair of the committee, or 1,500 shares of Common Stock, if serving as a member but not the chair of the committee. The Options shall vest quarterly and pro-rata over three years from the date of grant. The exercise price of these share option grants shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant. The Options may not be exercised after the tenth anniversary of the Date of Grant. For example, if on the day of the Company’s 2007 Annual Meeting of Shareholders, a board member is serving as the chair of one of the aforementioned committees, and as a member of the other two aforementioned committees, then the board member shall receive Options to purchase 5,500 shares of Common Stock.
          (e) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall be exercisable at such times and subject to such terms and conditions as specified in the applicable grant and agreement.
          (f) The Committee may impose such conditions with respect to the exercise of Options (that are consistent with the foregoing principles), including without limitation, any relating to the application of federal or state securities laws and any relating to the exercisability of the Option following separation from service on the Board, as it may deem necessary or advisable. For a director that separates from service in good standing and that has served on the Company’s Board of Directors at least five years as of the date of the separation from service, any options granted to such director, whether under the Plan or any predecessor plan providing for option grants to the Company’s Board, and that are vested as of the separation from service date, may be exercised through the last business day of December of the calendar year in which the one year anniversary of the director’s separation from service occurs.
          (g) No shares shall be delivered pursuant to any exercise of an Option until cash payment in full of the option price therefor is received by the Company. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (i) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes the Company withholds in respect of Options under the Plan.
          (h) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under the Plan. No Optionee or such Optionee’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee’s rights under the Option by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.
Section 7. Plan Amendments
          The Board may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval if such amendment is material or if stockholder approval is necessary to comply with any tax or regulatory requirement.
Section 8. Restrictions on Issuance of Options and Option Shares
          The Company shall not be obligated to issue any shares upon the exercise of any Option granted under the Plan unless: (a) the shares pertaining to such Option have been registered under applicable securities laws or are exempt from such registration; (b) if required, the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (c) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel satisfactory to it as the Company may reasonably request.

          The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.
          The Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the agreement applicable thereto.
Section 9. Adjustment to Shares
          In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (a) the number and kind of shares that thereafter may be optioned under the Plan, (b) the number and kind of shares subject of Options and (c) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to an Optionee or a person who has an outstanding Option; provided, however, that the number of shares subject to any Option shall always be a whole number.
Section 10. Effective Date; Term
          The Plan, including the option grants provided for in Sections 6(b) shall be subject to the approval of the Company’s shareholders, and shall be null and void if not approved by the Company’s shareholders. No Options may be granted under the Plan after the tenth year anniversary of the Adoption Date as specified below.
          IN WITNESS WHEREOF, the Company has caused this Plan to be amended and restated and executed on its behalf as of the 7th day of June 2007.

Appendix B
ZIX CORPORATION 2004 STOCK OPTION PLAN
(Amended and Restated as of June 7, 2007)
Section 1. Purpose
          The purpose of the Zix Corporation 2004 Stock Option Plan (hereinafter called the “Plan”) is to advance the interests of Zix Corporation (hereinafter called the “Company”) by strengthening the ability of the Company to attract, on its behalf and on behalf of its Subsidiaries (as hereinafter defined), and retain personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.
Section 2. Definitions
          “Board of Directors” shall mean the Board of Directors of the Company.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.
          “Committee” shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent necessary to comply with the requirements of applicable rules and regulations, the Committee shall consist of two or more “independent” directors. Also, if the requirements of §162(m) of the Code are intended to be met, the Committee shall consist of two or more “outside directors” within the meaning of § 162(m) of the Code.
          “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
          “Date of Grant” shall mean the date on which an Option is granted pursuant to this Plan.
          “Designated Beneficiary” shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee’s death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee’s estate.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the Nasdaq Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.
          “Incentive Stock Option” shall mean a stock option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code (or any successor provision).
          “Nonqualified Stock Option” shall mean a stock option granted under Section 6 that is not intended to be an Incentive Stock Option.

          “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.
          “Optionee” shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.
          “Subsidiary” shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.
Section 3. Administration
          The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive.
Section 4. Eligibility
          All employees and non-employee consultants and advisors (other than non-employee directors) of the Company or any Subsidiary who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to receive Options under the Plan.
Section 5. Maximum Amount Available for Options
          (a) The maximum number of shares of Common Stock in respect of which Options may be made under the Plan shall be a total of 5.0 million shares of Common Stock. Of that amount, no participant may be granted Options for more than 2.4 million shares of Common Stock in the aggregate during the term of the Plan. No more than 2.4 million shares of Common Stock in the aggregate during the term of the Plan may be issued pursuant to Incentive Stock Options. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the Plan.
          (b) In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be optioned under the Plan and (2) the grant, exercise or conversion price and/or number of shares with respect to the Options and/or, if deemed appropriate, make provision for cash payment to an Optionee; provided, however, that the number of shares subject to any Option shall always be a whole number.

Section 6. Stock Options
          (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.
          (b) The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the Code and relevant regulations. Incentive Stock Options to purchase Common Stock may be granted to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified Stock Options to purchase Common Stock may be granted to such eligible participants as shall be determined by the Committee. Neither the Company nor any of its Subsidiaries or any of their respective directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under the then-applicable provisions of the Code.
          (c) The Committee shall, in its discretion, establish the exercise price at the time each Option is granted, which in the case of Nonqualified Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, or in the case of grants of Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant or such greater amount as may be prescribed by the Code.
          (d) Exercise
     (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable grant or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.
     (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee or under the terms of the applicable agreement, by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.
          If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.
     (3) The Company, in its sole discretion, may lend money to an Optionee, guarantee a loan to an Optionee or otherwise assist an Optionee to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan.
     (4) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under this Plan. No Optionee nor an Optionee’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee’s rights under the Option by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code.
          (e) No Incentive Stock Options shall be exercisable (a) more than five years (or such other period of time as from time-to-time provided in the then-applicable provisions of the Code governing Incentive Stock Options) after the Date of Grant with respect to an Optionee who owns ten percent or more of the outstanding Common Stock (within the meaning of the Code), and (b) more than ten years after the Date of Grant with respect to all other Optionees. No Nonqualified Stock Options shall be exercisable more than ten years after the Date of Grant.
          (f) In no event shall any Option granted to any employee who is classified as “non-exempt” under the Fair Labor Standards Act of 1938 be exercisable less than six months after the Date of Grant, except in the case of death, disability, retirement, a change in control or other circumstances permitted by regulations under the Worker Economic Opportunity Act (“WEOA”). Grants to such non-exempt employees shall not be based on pre-established performance criteria, except as specifically permitted under the WEOA. Non- exempt employees shall be notified of the terms of their Options in accordance with the WEOA, and exercise of such Options must be voluntary.
Section 7. General Provisions
          (a) The Company and its Subsidiaries shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Option exercises under the Plan. However, if permitted by the Committee or under the terms of the applicable agreement, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or its Subsidiaries or paid by the Optionee with respect to such Common Stock by electing to have the Company or its Subsidiaries withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. Any such election is irrevocable and subject to disapproval by the Committee. If the Optionee is subject to the provisions of Section 16(b) of the Exchange Act, then any such election shall be subject to the restrictions imposed by applicable rules and regulations.

          (b) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall specify the terms and conditions thereof and any rules applicable thereto, including, but not limited to, the effect on such Option of the death, retirement, disability or other termination of employment of the Optionee and the effect thereon, if any, of a change in control of the Company.
          (c) Unless otherwise provided in the agreement applicable thereto, no Option shall be assignable or transferable except by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.
          (d) No person shall have any claim or right to be granted an Option. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of an Optionee free from any liability, or any claim under the Plan, except as provided in any agreement entered into with respect to an Option. Neither the Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract). The conditions to apply to the exercise of an Option in the event an Optionee ceases to be employed by the Company or a Subsidiary for any reason shall be determined by the Committee or specified in the written agreement evidencing the Option.
          (e) Subject to the provisions of the applicable Option, no Optionee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.
          (f) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.
          (g) The Plan was originally effective on May 6, 2004. No Options may be granted under the Plan after May 6, 2014; however, all previous Options issued that have not expired under their original terms or will not then expire at the time the Plan expires will remain outstanding.
          (h) Restrictions on Issuance of Shares
     (1) The Company shall not be obligated to sell or issue any Shares upon the exercise of any Option granted under the Plan unless: (i) the shares pertaining to such Option have been registered under applicable federal and state securities laws or are exempt from such registration; (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (iii) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the             shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.
     (2) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.
          (i) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the applicable agreement.
          (j) The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Options may be made under the Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or exchange listing rules, including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act.
          (k) To preserve an Optionee’s rights under an Option in the event of a change in control of the Company or an Optionee’s separation from employment, the Committee in its discretion may, at the time an Option is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option, upon the Optionee’s request, for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control or to prevent the imposition of an excise tax under section 280G(b) of the Code, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.
          IN WITNESS WHEREOF, the Company has caused this Plan to be amended and restated and executed on its behalf as of the 7th day of June 2007.

Zix Corporation
By:
Title:
Date:

Appendix C
ZIX CORPORATION STOCK OPTION PLAN AMENDMENTS
          Without limiting the generality of the authority given the Committee* elsewhere in the Plan, the Committee in its discretion has the authority to amend an outstanding option from time-to-time, as follows:
(i)	to provide for the acceleration of the vesting of the Option in the event of a change in control of the Company or in connection with an Optionee’s separation from employment with the Company or other separation from service with the Company;

(ii)	to provide for one or more stated periods of time to exercise vested options following the Optionee’s separation from employment with the Company or other separation from service with the Company; or

(iii)	to provide for such other changes as the Committee may, in its discretion, determine to be appropriate.

*	For these purposes, Committee shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be.

C-1

. NNNNNNNNNNNN Zix Corporation NNNNNNNNN Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 5. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Robert C. Hausmann 02 — Charles N. Kahn III 03 — James S. Marston 04 — Antonio R. Sanchez III 05 - Paul E. Schlosberg 06 — Richard D. Spurr For Against Abstain For Against Abstain 2. Adoption of Proposed Amendments to Zix Corporation 2006 3. Adoption of Proposed Amendments to Zix Corporation 2004 Directors’ Stock Option Plan. Stock Option Plan. 4. Adoption of Proposed Amendment to Zix Corporation 5. Ratification of Appointment of Independent Registered Employee Stock Option Plans. Public Accountants. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment, continuation, or postponement thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof. By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of 2007 Annual Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof. Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 3 4 8 2 2 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00PZKB .

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Zix Corporation ANNUAL MEETING OF SHAREHOLDERS SOLICITED BY THE BOARD OF DIRECTORS AT THE CITYPLACE CONFERENCE CENTER, TURTLE CREEK III ROOM 2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204 10:00 a.m. (Registration at 9:30 a.m.), Central Time, Thursday, June 7, 2007 The undersigned shareholder of Zix Corporation hereby appoints Richard D. Spurr and Barry W. Wilson, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any adjournment(s), continuation(s) or postponement(s) thereof. By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of 2007 Annual Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof. THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT, CONTINUATION OR POSTPONEMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Continued and to be signed and dated on reverse side)